UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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☐	Soliciting Material Pursuant to §240.14a-12

CABLEVISION SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting

May 18, 2006

and Proxy Statement

Cablevision Systems Corporation

1111 Stewart Avenue

Bethpage, New York 11714-3581

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on May 18, 2006 at our corporate headquarters building at 1111 Stewart Avenue, Bethpage, New York.

In addition to the matters described in the attached proxy statement, we will report on our Company’s activities during 2005. You will have an opportunity to ask questions and to meet your directors and executives.

I look forward to seeing you at the meeting. Your vote is important to us. Many stockholders will have a choice of voting by using a toll-free telephone number, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the enclosed proxy card in the envelope provided. Check your proxy materials to see which options are available to you.

Sincerely yours,

Charles F. Dolan

Chairman

April 28, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CABLEVISION SYSTEMS CORPORATION

Time:

10:00 a.m., Eastern Standard Time

Date:

May 18, 2006

Place:

Cablevision Systems Corporation

Corporate Headquarters

1111 Stewart Avenue

Bethpage, New York

Purpose:

•	Elect directors

•	Ratify appointment of independent registered public accounting firm

•	Approve Employee Stock Plan

•	Approve Cash Incentive Plan

•	Approve Stock Plan for Non-Employee Directors

•	Conduct other business if properly raised

Only stockholders of record on April 17, 2006 may vote at the meeting.

Your vote is important. We urge you to vote as soon as possible by telephone, Internet or mail.

Victoria D. Salhus

Senior Vice President,

Deputy General Counsel

and Secretary

April 28, 2006

Proxy Statement 2006 - Cablevision

GENERAL INFORMATION

Voting Rights

Holders of Cablevision NY Group Class A common stock (“Class A Stock”) and Cablevision NY Group Class B common stock (“Class B Stock”), as recorded in our stock register on April 17, 2006, may vote at the meeting. On April 17, 2006, there were 226,090,362 shares of Class A Stock and 63,821,814 shares of Class B Stock outstanding. Each share of Class A Stock has one vote per share and holders are entitled to elect 25% of the Board of Directors. Each share of Class B Stock has ten votes per share and holders are entitled to elect 75% of the Board of Directors. Our Chairman, Charles F. Dolan, members of his family and related family entities, together own Class B Stock having the power to elect all eight of the directors to be elected by the holders of Class B Stock and to approve Proposals 2, 3, 4 and 5.

How to vote

You may vote in person at the meeting or by proxy. You may vote by telephone, over the Internet or using a proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Important Notice

All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

How proxies work

The Company’s Board of Directors is asking for your proxy. If you submit a proxy, but do not specify how to vote, we will vote your shares in favor of the director nominees identified in this proxy statement and in favor of Proposals 2, 3, 4 and 5. The enclosed proxy materials contain instructions for telephone, Internet and mail voting. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against Proposals 2, 3, 4 and 5 or abstain from voting.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. Cablevision employees receive a separate card for any shares they hold in the Company’s 401(k) Plan and if you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Solicitation

This proxy statement and the enclosed proxy card are first being sent to stockholders on April 28, 2006. In addition to this mailing, Cablevision employees may solicit proxies

Proxy Statement 2006 - Cablevision

personally, electronically or by telephone. Cablevision pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company’s Investor Relations department in writing. Unless you decide to vote your shares in person, you should revoke your prior proxy card in the same way you initially submitted it, that is, by telephone, Internet or mail.

Confidential voting

Independent inspectors count the votes. Your individual vote is kept confidential (including those delivered by telephone or Internet) from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding votes represented by outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The six candidates for election as directors by the holders of Class A Stock (“Class A directors”) receiving the most votes from holders of Class A Stock will be elected to fill the seats for Class A directors on the Board. The eight candidates for election by the holders of Class B Stock (“Class B directors”) receiving the most votes from holders of Class B Stock will be elected to fill the seats for Class B directors on the Board. Approval of Proposals 2, 3, 4 and 5 requires the favorable vote of a majority of the votes cast. Abstentions and broker non-votes count for quorum purposes. They will not affect Proposals 2, 3, 4 and 5. Broker non-votes occur when a bank, brokerage firm or other nominee is not permitted to vote on a particular matter without instructions from the owner of the shares and no instruction is received.

PROPOSAL 1 (Item 1 on Proxy Card)

Election of directors

The Board has nominated the director candidates named below. Of the fourteen nominees for director, eight are to be elected by the Class B stockholders and six are to be elected by the Class A stockholders.

All Cablevision directors are elected for a one-year term.

Personal information on each of our nominees is given below. All our nominees currently serve as Cablevision directors.

Each current director was elected by the stockholders at the last annual meeting.

Proxy Statement 2006 - Cablevision

The Board met 26 times in 2005. Each of our directors in 2005 attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during 2005 while he or she was serving on the Board or the committee.

If a Class A director nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement Class A director nominee if the Board names one.

We encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at Board and committee meetings. All of our directors in 2005 attended the 2005 annual stockholders meeting except for Charles F. Dolan and Frank J. Biondi.

The Board recommends you vote FOR each of the following candidates:

Directors to be elected by Class A Stockholders

•	CHARLES D. FERRIS, 73, Director since 1985. Member of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. since 1981. Chairman of the Federal Communications Commission from October 1977 to April 1981. Mr. Ferris has been a Trustee Associate/Trustee of Boston College continuously since 1986. Mr. Ferris is also a Director and is presently Vice Chairman of the Board of The Maureen and Mike Mansfield Foundation.

•	RICHARD H. HOCHMAN, 60, Director since 1986. Chairman of Regent Capital Management Corp. since April 1995. Managing Director of PaineWebber Incorporated from March 1990 to April 1995. Mr. Hochman is a director of R.A.B. Enterprises, Inc.

•	VICTOR ORISTANO, 89, Director since 1985. Founder and Chairman of Alda Limited Partners, a holding company which has built and operated cable television systems in Connecticut, Florida, New Jersey, Pennsylvania and England since 1966. Mr. Oristano was the founder of the nation’s largest holder of wireless TV frequencies, a company controlled by Alda Limited Partners.

•	THOMAS V. REIFENHEISER, 70, Director since 2002. Mr. Reifenheiser retired as a Managing Director of JP Morgan Chase, overseeing the Global Media and Telecommunications Division in September 2000 after 38 years with JP Morgan Chase and its predecessors. Mr. Reifenheiser is a director of Lamar Advertising Company and Mediacom Communications Corporation.

Proxy Statement 2006 - Cablevision

•	VICE ADMIRAL JOHN R. RYAN USN (RET.), 60, Director since 2002. Chancellor of the State University of New York since June 2005. President of the State University of New York Maritime College from June 2002 to June 2005. Interim President of State University at Albany from February 2004 to February 2005. Superintendent of the United States Naval Academy from June 1998 to June 2002. Vice Admiral Ryan’s military career included positions as Commander of the Maritime Surveillance and Reconnaissance Force, US Sixth Fleet/Commander, Fleet Air Mediterranean/Commander, Maritime Air Forces, Mediterranean until his retirement from the U.S. Navy in July 2002. Vice Admiral Ryan is a director of CIT Group Inc.

•	VINCENT TESE, 63, Director since 1996. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987 and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese is a director of The Bear Stearns Companies Inc., Bowne & Co, Inc., Cabrini Mission Society, Catholic Guardian Society, Custodial Trust Co., Gabelli Asset Management, Mack-Cali Realty Corp., Magfusion, Inc., Municipal Art Society, Xanboo Inc., Intercontinental Exchange, Wireless Cable International, Inc. and a trustee of New York Presbyterian Hospital and New York University School of Law.

Directors to be elected by Class B Stockholders

•	RAND V. ARASKOG, 74, Director since March 2005. Self-employed as a private investor as principal in RVA Investments since March 1998. Mr. Araskog is a director of ITT Educational Services, Inc. and Rayonier, Inc.

•	FRANK J. BIONDI, 61, Director since March 2005. Senior Managing Director of WaterView Advisors LLC since June 1999. Mr. Biondi is a director of The Bank of New York Company, Inc., Hasbro, Inc., Harrah’s Entertainment Inc., Seagate Technology and Amgen, Inc.

•	CHARLES F. DOLAN, 79, Director since 1985. Chairman of the Company since 1985. Chief Executive Officer of the Company from 1985 to October 1995. Founded and acted as the General Partner of the Company’s predecessor from 1973 until 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan, Marianne Dolan Weber and Thomas C. Dolan and father-in-law of Brian G. Sweeney.

•	JAMES L. DOLAN, 50, Director since 1991. President of the Company since June 1998. Chief Executive Officer of the Company since October 1995. Chief Executive Officer of Rainbow Media Holdings, Inc., a subsidiary of the Company, from September 1992 to October 1995. Vice President of the Company from 1987 to September 1992. James L. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan, Marianne Dolan Weber and Thomas C. Dolan and brother-in-law of Brian G. Sweeney.

Proxy Statement 2006 - Cablevision

•	MARIANNE DOLAN WEBER, 48, Director since 2005. President of Dolan Family Foundation from 1986 to September 1999; Chairman since September 1999. President of Dolan Children’s Foundation from 1997 to September 1999; Chairman since September 1999. Manager of Dolan Family Office, LLC since 1997. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan and the sister-in-law of Brian G. Sweeney.

•	PATRICK F. DOLAN, 54, Director since August 1991. President of News 12 Networks of the Company since February 2002. Vice President of News from September 1995 to February 2002. News Director of News 12 Long Island, a subsidiary of the Company, from December 1991 to September 1995. Patrick F. Dolan is the son of Charles F. Dolan and the brother of James L. Dolan, Marianne Dolan Weber and Thomas C. Dolan and brother-in-law of Brian G. Sweeney.

•	BRIAN G. SWEENEY, 41, Director since March 2005. Senior Vice President — eMedia of the Company since January 2000. Son-in-law of Charles F. Dolan and brother-in-law of James L. Dolan, Patrick F. Dolan, Marianne Dolan Weber and Thomas C. Dolan.

•	DR. LEONARD TOW, 77, Director since March 2005. Chief Executive Officer of New Century Holdings LLC since January 2005. Director of Citizens Communications Company from 1989 to September 2004. Chairman and Chief Executive Officer of Citizens Communications Company from 1990 to September 2004.

DIRECTOR COMPENSATION

Cablevision employees receive no extra pay for serving as directors. Each non-employee director receives a base fee of $50,000 per year; $2,000 per Board and committee meeting attended in person; and $500 per Board and committee meeting attended by telephone. Non-employee directors also receive $5,000 annually per committee membership and $10,000 annually per committee chairmanship.

Currently, we also pay our non-employee directors compensation in stock options and restricted stock units. Each non-employee director receives options to purchase 4,000 shares of Class A Stock and a number of restricted stock units for the number of shares of common stock equal to $40,000 divided by the fair market value of a share of Class A Stock each year the non-employee director remains in office. The per share exercise price is equal to the fair market value of the common stock at the date of grant. Under the existing Stock Plan for Non-Employee Directors, fair market value is determined by taking the average of the high and low prices of a share of Class A Stock as reported in the consolidated reporting system of the New York Stock Exchange on the date of grant.

Our directors are entitled to receive free cable television service, high speed internet access and telephony service for their primary residence. Directors who do not reside in our service territory are reimbursed for the cost of the services they receive at their primary residence.

Proxy Statement 2006 - Cablevision

Our non-employee directors are entitled to use the Company’s travel service department to make arrangements for their personal travel. Except as noted below, the Company does not pay any of the directors’ travel expenses other than the cost of travel on Company business. In 2005 the incremental cost of providing these services to non-employee directors was $1,376 for Richard H. Hochman. Because the Company believes it is beneficial to the Company for directors to participate in certain Company events and meet with management, customers and other individuals who have important relationships with the Company, the Company from time to time requests certain directors to attend events. These events include events outside the New York area. In these instances, the Company provides the directors with transportation and reimburses the directors for expenses for themselves and in certain cases their spouses.

Charles F. Dolan and James L. Dolan are employees of the Company and their compensation for 2005 is discussed under “Executive Compensation”.

Patrick F. Dolan and Brian G. Sweeney are employees of the Company and their compensation for 2005 is discussed under “Certain Relationships and Related Transactions.”

BOARD OF DIRECTORS AND COMMITTEES

Our Class A Stock is listed on the New York Stock Exchange. As a result, we are subject to most of the New York Stock Exchange’s corporate governance listing standards. A listed company that meets the New York Stock Exchange’s definition of “controlled company” may elect not to comply with certain of these requirements. On March 19, 2004, the Class B stockholders who are members of the Dolan family and related family entities entered into a Stockholder Agreement relating, among other things, to the voting of their shares of our Class B Stock and filed a Schedule 13D with the Securities and Exchange Commission as a “group” under the rules of the SEC. As a result, we are a “controlled company.” As a “controlled company”, we have the right to elect not to comply with the corporate governance rules of the New York Stock Exchange requiring: (i) a majority of independent directors on our Board; (ii) an independent corporate governance and nominating committee; and (iii) an independent compensation committee.

We have elected not to comply with the New York Stock Exchange requirement for a majority independent board of directors and for a corporate governance and nominating committee because of our status as a “controlled company”. We do comply with the requirement for an independent compensation committee. Our Board elected not to comply with the requirement for a majority independent board of directors because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B Stock have the right to elect 75% of the members of our Board and there is no requirement that any of those directors be independent.

The Board has three permanent committees: the Audit Committee, the Compensation Committee and the Executive Committee.

Proxy Statement 2006 - Cablevision

Audit Committee

Committee members: Messrs. Reifenheiser (Chairman), Hochman, Oristano, Ryan and Tese.

Meetings in 2005: 17

The primary purposes of our Audit Committee are (a) to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm; (b) to appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement. The text of our Audit Committee charter is available on our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Our Board of Directors has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both the New York Stock Exchange and the Securities and Exchange Commission. Our Board has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the New York Stock Exchange, and that Thomas V. Reifenheiser, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of the rules of the SEC.

In making a determination as to the independence of a director, the Board considers all relationships between the director and the Company and its affiliates. These relationships are as follows:

With respect to Mr. Hochman, the Board considered the two relationships noted below and determined that they were not material and that Mr. Hochman was independent:

•	Since 1995, Charles F. Dolan, the Company’s Chairman, has had a personal investment in Regent Equity Partners, a limited partnership in which Mr. Hochman is one of the general partners. This investment has at all times represented less than 3% of the equity of Regent Equity Partners.

•	Since 1999, Charles F. Dolan has had a personal preferred stock investment in Danskin Inc. Mr. Hochman’s spouse has been the chief executive officer of Danskin Inc. since May 1999. Mr. Hochman, his spouse and Regent Equity Partners have had a substantial direct or indirect equity investment in Danskin Inc. since 1997. At December 31, 2005, Mr. and Mrs. Hochman, collectively, and Mr. Dolan owned, directly or indirectly, approximately 11% and 6%, respectively, of the common equity of Danskin Inc. calculated on a fully diluted, as converted basis.

Proxy Statement 2006 - Cablevision

With respect to Mr. Oristano, the Board considered one existing relationship noted below and determined it was not material and that Mr. Oristano was independent:

•	Since 2004, Charles F. Dolan has had an investment in Reaction Biology Corp., a privately held technology company, in which Alda Limited Partners, a holding company of which Mr. Oristano is the Founder and Chairman, has an investment. Matthew Oristano is the son of Victor Oristano and serves as the President and Chief Executive Officer of Alda Limited Partners and has served as Chairman of Reaction Biology since March 2004.

With respect to Mr. Tese, the Board considered one existing relationship noted below and determined that it was not material and that Mr. Tese was independent:

•	Since 2005, Charles Tese, the brother of Vincent Tese, has been employed by Madison Square Garden, L.P., a subsidiary of the Company, in a non-executive officer position. Mr. Charles Tese’s annual salary is $101,500. He received less than $60,000 in total compensation from the Company in 2005.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee. This procedure is described under “Communicating with Our Directors” below.

Compensation Committee

Committee members: Messrs. Hochman (Chairman), Ryan and Tese.

Meetings in 2005: 21

The primary purposes of our Compensation Committee are (a) to establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs, (b) review and approve corporate goals and objectives relevant to the compensation of our chief executive officer, evaluate the chief executive officer’s performance in light of those goals and objectives and either as a committee or together with the other independent directors (as directed by the Board) to determine and approve the compensation of our chief executive officer based upon that evaluation, (c) to make recommendations to the Board with respect to the compensation of executive officers other than the chief executive officer, (d) to make determinations under our incentive compensation plans, including equity-based plans, (e) to approve any new equity compensation plan or material changes to an existing plan, (f) in consultation with management, to oversee regulatory compliance with respect to compensation matters, (g) to make recommendations to the Board with respect to any severance or similar termination payments to current or former executives, and (h) to prepare a report on executive compensation required by the rules and regulations of the SEC. The Compensation Committee also administers our Employee Stock Plan, our Long-Term Incentive Plan and our Stock Plan

Proxy Statement 2006 - Cablevision

for Non-Employee Directors. The text of our Compensation Committee charter is available on our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Our Board of Directors has determined that each member of our Compensation Committee is “independent” within the meaning of the rules of the New York Stock Exchange. See the discussion of independence under “Audit Committee” above.

The Executive Committee

Committee members: Messrs. James L. Dolan (Chairman) and Hochman.

Meetings in 2005: 1

The Executive Committee has broad power to act on behalf of the Board. In practice, the committee typically meets when it is impractical to call a meeting of the full Board.

Other Committees

In addition to standing committees, the Company’s by-laws provide that the Company shall make any investment in or advance (other than the payment of compensation for services rendered to the Company) to any Dolan Affiliate only if such investment or advance is approved by a Special Committee of the Board comprised of directors who are not officers or employees of the Company or its subsidiaries or directors or officers of the relevant Dolan Affiliate. A “Dolan Affiliate” is defined to include Charles F. Dolan, various trusts created by or for the benefit of Charles F. Dolan or members of his family or any other corporation, partnership, association or other organization owned or controlled by Charles F. Dolan or members of his family. In practice, the Board has followed a stricter policy on transactions with members of the Dolan family, and generally refers all such transactions to the Special Committee or the Compensation Committee for its approval.

Absence of Nominating Committee

We do not have a nominating committee. We decided that it was not appropriate to have a nominating committee because of our shareholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B Stock have the right to elect 75% of the members of our Board. We believed that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B Stock under our Amended and Restated Certificate of Incorporation. Instead, the Board decided to provide a mechanism in our Corporate Governance Guidelines referred to below for the nominees for election as directors by the holders of our Class A Stock and by the holders of our Class B Stock. The holders of our Class A Stock are currently entitled to

Proxy Statement 2006 - Cablevision

elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A directors shall be recommended to the Board by the Class A directors then in office. Nominees for election as Class B directors shall be recommended to our Board by the Class B directors then in office.

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience, and contacts relevant to our businesses;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Class A directors will evaluate possible candidates to recommend to the Board for nomination as Class A directors and suggest individuals for the Board to explore in more depth. The Board will consider nominees for Class A directors recommended by our stockholders. Nominees recommended by stockholders will be given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for consideration by the Board for election at our 2007 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our by-laws. Any such nominee must be submitted to the Corporate Secretary of the Company, at Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, New York 11714 not less than 60 nor more than 90 days prior to the date of our 2007 annual meeting of stockholders, provided that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed.

The Class B directors will consult from time to time with one or more of the holders of Class B Stock to assure that all Class B director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Stock. The Class B directors do not intend to consider unsolicited suggestions of

Proxy Statement 2006 - Cablevision

nominees. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation, which vest exclusively in the holders of our Class B Stock the right to elect our Class B directors.

On June 6, 2005, John C. Malone resigned as a Class B director of the Company. Mr. Malone indicated that he was resigning to avoid any potential concerns that could arise from his being a director of the Company and Liberty Media Corporation, each of which owns programming companies. No replacement was named to fill this Class B director vacancy.

Corporate Governance Guidelines

Our Board of Directors has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Chairman of the Board and the Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

Executive Sessions of Non-management Board Members

Under our Corporate Governance Guidelines, our directors who are not also officers of our Company or any of its affiliates (“Non-management directors”) meet at least quarterly in executive sessions. If the Non-management directors include any directors who are not independent under the New York Stock Exchange rules, the independent directors are to meet in executive sessions at least semi-annually. The Non-management directors will rotate as the presiding director at these executive sessions. Only a Non-management director who is also independent under the New York Stock Exchange Rules will preside at an executive session of the independent directors.

Communicating with Our Directors

Our Board has adopted policies designed to allow stockholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate directly with the Board or any director or the Non-management directors as a group should send communications in writing to Chairman of the Audit Committee, Cablevision Systems Corporation, c/o Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714. Any person, whether or not an employee, who has a concern with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting The Network, Inc., which has been designated to act as a confidential contact organization for this purpose at 1-888-310-6742. The information for communicating with the Audit Committee and Non-management directors is also available on our website at www.cablevision.com.

Proxy Statement 2006 - Cablevision

Code of Ethics

Our Board of Directors has adopted a Code of Ethics for our directors, officers and employees. A portion of this Code of Ethics also serves as a code of ethics for our senior financial officers. Among other things, our Code of Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, confidentiality, corporate opportunities, fair dealing, protection and proper use of assets and equal employment opportunity and harassment. The full text of the code is available on our website at www.cablevision.com. A copy may be obtained by writing to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714.

PROPOSAL 2 (Item 2 on Proxy Card)

Ratification of KPMG LLP as independent registered public accounting firm

The Audit Committee of the Board has approved KPMG LLP (“KPMG”) to audit our financial statements for fiscal year 2006. We are asking that you ratify that appointment. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires. This proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A and Class B Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Stock have one vote per share and holders of Class B Stock have ten votes per share.

The Board recommends you vote FOR this proposal.

KPMG LLP Information

The following table presents fees for professional audit services rendered by KPMG for: (1) the audit of the Company’s annual financial statements for 2004 and 2005, (2) audits of internal control over financial reporting for 2004 and 2005 and (3) reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2004 and 2005.

	2004	2005
	(in thousands)
Audit Fees	$12,957	$9,660
Audit Related Fees(1)	5,270	2,137
Tax Fees(2)	869	68
All Other Fees	—	—

Total Fees	$19,096	$11,865

(1)	Audit related fees consisted principally of services relating to audits of certain subsidiary financial statements, audits of employee benefit plans, other attestation services, consultation on financial accounting and reporting standards, and filings with the Securities and Exchange Commission. The amount shown as audit related fees for 2004 also includes amounts billed for internal control documentation assistance.

(2)	Tax fees consisted of fees for tax consultation and tax compliance services.

Proxy Statement 2006 - Cablevision

The Audit Committee’s policy requires that the Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman or any other member of the Committee.

PROPOSAL 3 (Item 3 on Proxy Card)

Approval of the Cablevision Systems Corporation 2006 Employee Stock Plan

On April 21, 2006, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved the Cablevision Systems Corporation 2006 Employee Stock Plan (the “New Employee Stock Plan”), subject to approval by our stockholders at our annual meeting. The New Employee Stock Plan will be applicable only to awards granted on or after the date the New Employee Stock Plan is approved by stockholders (the “Effective Date”). The text of the New Employee Stock Plan is set forth in Exhibit A to this proxy statement, and the following discussion is qualified in its entirety by reference to Exhibit A.

The New Employee Stock Plan replaces the recently expired Employee Stock Plan and permits certain options, stock appreciation rights and other performance-based awards that may be granted to be considered “qualified performance-based compensation” as defined under the regulations interpreting Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees” unless it is “qualified performance-based compensation”. Under current regulations interpreting Section 162(m), the grant by a committee of “outside directors” of at or above-the-money options and stock appreciation rights under a shareholder approved plan that expressly limits the amount of such grants that can be made to any individual employee over a specified period of time is considered “qualified performance-based compensation”. Additionally, under current regulations, grants of other performance-based awards are deemed “qualified performance-based compensation” if at least three conditions are satisfied: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals; (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by shareholders before payment; and (iii) a committee of the Board of Directors that is comprised solely of two or more “outside directors” must certify that the performance goals have been satisfied before payment. Notwithstanding the adoption of the New Employee Stock Plan and its submission to stockholders, we reserve the right to pay our employees, including recipients of awards under the New Employee Stock Plan, amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

Overview

The purpose of the New Employee Stock Plan is to compensate employees of the Company and its affiliates who are and have been largely responsible for the management and growth of

Proxy Statement 2006 - Cablevision

the business of the Company and its affiliates and to advance the interest of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees upon whose judgment and keen interest the Company and its affiliates are largely dependent for the successful conduct of their operations. It is anticipated that the acquisition of such a proprietary interest in the Company will stimulate the efforts of these employees on behalf of the Company and its affiliates, and strengthen their desire to remain with the Company and its affiliates. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its affiliates to attract and retain desirable personnel. The New Employee Stock Plan provides for grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units and other equity-based awards (collectively, “Awards”). The New Employee Stock Plan will terminate, and no more Awards will be granted after May 18, 2016 (unless terminated by the Board of Directors or Compensation Committee sooner). The termination of the New Employee Stock Plan will not affect previously granted Awards.

Shares Subject to the Plan; Other Limitations

The New Employee Stock Plan is administered by the Compensation Committee. Awards may be granted under the New Employee Stock Plan to such employees of the Company and its affiliates as the Compensation Committee may determine. An “affiliate” is defined in the New Employee Stock Plan to mean any entity controlling, controlled by, or under common control with the Company or any other affiliate and also includes any entity in which the Company owns at least five percent of the outstanding equity interests. The total number of shares of Class A Stock that may be issued pursuant to Awards under the New Employee Stock Plan may not exceed an aggregate of 23 million, which may be either treasury shares or authorized and unissued shares. As of the close of business on April 21, 2006, the fair market value of a share of Class A Stock on the New York Stock Exchange was $27.93. To the extent that (i) an Award (under the New Employee Stock Plan or the Employee Stock Plan) is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares, (ii) any shares under an Award (under the New Employee Stock Plan or the Employee Stock Plan) are not issued because of payment or withholding obligations or (iii) restricted shares (under the New Employee Stock Plan or the Employee Stock Plan) revert back to the Company prior to the lapse of the restrictions or are applied by the Company for purposes of tax withholding obligations, then the Company may also grant Awards with respect to such shares. Awards payable only in cash or property other than shares do not reduce the aggregate remaining number of shares with respect to which Awards may be made under the New Employee Stock Plan and shares relating to any other Awards that are settled in cash or property other than shares, when settled, shall be added back to the aggregate remaining number of shares with respect to which Awards may be made under the New Employee Stock Plan. Any shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the shares available to be delivered pursuant to Awards under the New Employee Stock Plan. No single employee may be issued Awards during any

Proxy Statement 2006 - Cablevision

one calendar year for, or that relate to, a number of shares exceeding 2 million. In the event of any dividend or other distribution whether in the form of cash, shares, other securities or other property, recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event that affects shares such that an adjustment is determined by the Compensation Committee to be appropriate under the New Employee Stock Plan (each, an “Adjustment Event”), then the number of shares issuable under the New Employee Stock Plan in the aggregate and to any particular employee shall be adjusted to reflect such transaction.

Awards

All employees of the Company and its affiliates are eligible to receive Awards under the New Employee Stock Plan. As of December 31, 2005, the Company and its affiliates had approximately 15,500 employees. Historically, the Company’s Compensation Committee has made grants of equity awards to a limited number of eligible employees. For example, in 2005, 378 employees received equity awards under the Employee Stock Plan. Under the New Employee Stock Plan, the Company may grant options and stock appreciation rights, which shall be exercisable at a price determined by the Compensation Committee on the date of the Award grant, which price shall be no less than the fair market value of a share of Class A Stock on the date the option or stock appreciation right is granted. Other than in the case of the death of participant, such options and stock appreciation rights may be exercised for a term no longer than ten years from the date of grant. An award agreement may provide that, in the event the participant dies while the option or stock appreciation right is outstanding, the option or stock appreciation right will remain outstanding until the first anniversary of the participant’s death, whether or not such first anniversary occurs after such ten-year period. Upon its exercise, a stock appreciation right will be settled (and an option may be settled, in the Compensation Committee’s discretion) for an amount equal to the excess of the fair market value of a share of Class A Stock on the date of exercise over the exercise price of the stock appreciation right (or option).

The Company may also grant restricted shares and restricted stock units. A restricted share is a share of Class A Stock that is registered in the participant’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the participant’s award agreements. The recipient of a restricted share will have the rights of a shareholder, subject to any restrictions and conditions specified by the Compensation Committee in the recipient’s award agreement. Notwithstanding the previous sentence, unless the Compensation Committee determines otherwise, all ordinary cash dividends paid upon any restricted share prior to its vesting will be retained by the Company for the account of the relevant participant and upon vesting will be paid to the relevant participant.

A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the

Proxy Statement 2006 - Cablevision

Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, a restricted stock unit will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant, upon the vesting of the restricted stock unit, an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued.

The Compensation Committee may grant other equity-based or equity-related awards to participants subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Under the New Employee Stock Plan, the Compensation Committee has the authority, in its discretion, to add conditions to the vesting of any Award that relate to performance. Additionally, the New Employee Stock Plan specifies certain performance criteria that may apply to Awards granted to certain executive officers of the Company. These performance criteria include: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings, viewership, facilities utilization or attendance; (ix) sports team performance; (x) operating metrics relating to sales, installations or customer service or satisfaction; (xi) capital spending management, network upgrades or product or service deployments; (xii) a specified increase in the fair market value of the shares; (xiii) a specified increase in the private market value of the Company; (xiv) share price; (xv) earnings per share; and/or (xvi) total shareholder return. Application of the performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, product or service or any combination of the foregoing and may also be measured on a per customer, subscriber, homes passed, basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis.

The Compensation Committee has the authority to equitably adjust the terms of any outstanding Awards under the New Employee Stock Plan for any Adjustment Event pursuant to which it determines an adjustment is appropriate.

Amendment; Termination

The Board of Directors or the Compensation Committee may discontinue the New Employee Stock Plan at any time and from time to time may amend or revise the terms of the New Employee Stock Plan or any award agreement, except that it may not make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which shares are traded. Consent of a participant shall not be required in respect of any

Proxy Statement 2006 - Cablevision

adjustment (even if unfavorable to a participant and not immaterial) made in the light of an Adjustment Event unless the terms of the relevant award agreement provide for specific terms in the case of an Adjustment Event.

U.S. Federal Tax Implications of Options and Stock Appreciation Rights

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options and stock appreciation rights under the New Employee Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Internal Revenue Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

An employee will generally not realize any income when an incentive stock option is granted under the New Employee Stock Plan or when such an option is exercised, and the Company will not be entitled to a deduction with respect to the grant or exercise of such an option. The difference between the fair market value of the shares acquired upon the exercise of an incentive stock option and the exercise price of the shares subject to the option at the time of exercise is an item of tax preference which may result in the employee being subject to the alternative minimum tax. If the employee holds the shares acquired under an incentive stock option for at least two years from the date the option is granted and at least one year from the date of exercise of the option, any gain realized by the employee when the shares are sold will be taxable as capital gain. If the holding periods are not satisfied, the employee will realize ordinary income in the year of the disposition of the shares in an amount equal to the excess of the fair market value of such shares on the date of exercise (or the proceeds of the disposition, if lower) over the option price. Any remaining gain will generally be capital gain. If an incentive stock option is settled by the Company in cash, shares or a combination thereof, the employee will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or combination thereof.

An employee will not realize any income, and the Company will not be entitled to a deduction, at the time that a non-qualified stock option or stock appreciation right is granted or vests under the New Employee Stock Plan. Upon exercising a non-qualified stock option or stock appreciation right, an employee will realize ordinary income in an amount equal to the excess of the fair market value on the exercise date of the shares subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right. In the case of options, the employee will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date and the employee’s holding period in the shares received will commence on the day following the date of exercise.

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income (not as capital gain) by the employee in connection with the exercise of a

Proxy Statement 2006 - Cablevision

non-qualified option or stock appreciation right. The Company generally is not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. Under current regulations interpreting Section 162(m), the grant by a committee of “outside directors” of at-or above-the-money options or stock appreciation rights under a stockholder approved plan that expressly limits the amount of grants that can be made to any individual employee over a specified period of time is considered “qualified performance-based compensation.”

New Plan Benefits

The amount of each participant’s future Awards will be determined based on the discretion of the Compensation Committee and therefore cannot be calculated. The following table sets forth the number of awards that were received by the persons and groups named below for the 2005 fiscal year under the existing Employee Stock Plan, which number of awards would have been similar to the number of awards granted under the New Employee Stock Plan had it been effective during that period.

Name and Position	Dollar Value($) (1)	Number of Options (2)	Number of Restricted Shares (3)
Charles F. Dolan Chairman & Director	8,543,117	403,200	120,000
James L. Dolan Chief Executive Officer, President & Director	4,989,586	254,400	60,000
Hank J. Ratner Vice Chairman	4,157,988	212,000	50,000
Thomas M. Rutledge Chief Operating Officer	4,157,988	212,000	50,000
Michael P. Huseby Executive Vice President & Chief Financial Officer	695,608	32,400	10,000
All Executive Officers	23,552,671	1,169,400	300,000
All Directors who are not Executive Officers	1,214,892	57,500	17,072
All Employees who are not Executive Officers	32,070,065	2,067,620	155,000

(1)	This information is presented as of December 31, 2005 and does not reflect the impact of the special cash dividend paid on the Class A Stock on April 24, 2006. As a result of the special cash dividend, options or rights that were not vested on or prior to December 31, 2004 (which includes all of the options reflected in this table) will be adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend.

(2)	See “Executive Compensation Tables – Option/SAR Grants in Last Fiscal Year” below for additional information. The options granted to Charles F. Dolan include 148,800 options awarded on November 8, 2005 that represent amounts he would have received for 2004, but did not receive due to the uncertainties relating to the shut down of the Company’s Rainbow DBS business.

(3)	See “Executive Compensation Tables – Summary Compensation Table” below for additional information.

Proxy Statement 2006 - Cablevision

This proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A and Class B Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Stock have one vote per share and holders of Class B Stock have ten votes per share.

The Board recommends you vote FOR this proposal.

PROPOSAL 4 (Item 4 on Proxy Card)

Approval of the Cablevision Systems Corporation 2006 Cash Incentive Plan

On April 21, 2006, upon the recommendation of the Compensation Committee, our Board of Directors unanimously approved the adoption of the Company’s 2006 Cash Incentive Plan (the “CIP”), subject to approval by our stockholders at our annual meeting.

The CIP is being submitted to stockholders for their approval so that payments under the CIP will constitute “qualified performance-based compensation” under the provisions of Section 162(m) of the Internal Revenue Code, which, as discussed above, limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees”, unless the compensation is “qualified performance-based compensation”. Under Treasury Regulations promulgated pursuant to Section 162(m), at least three conditions must be satisfied in order for compensation to qualify as performance-based: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals; (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment; and (iii) a committee of the Board of Directors that is comprised solely of two or more “outside directors” must certify that the performance goals have been satisfied before payment. In an effort to structure the compensation paid to covered employees so as to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board of Directors adopted the CIP subject to stockholder approval at the annual meeting.

The CIP replaces the Company’s Long-Term Incentive Plan and Executive Performance Incentive Plan. Awards under the CIP are an important element of the total compensation package of certain employees of the Company. Notwithstanding the submission of the CIP to stockholders, the Company reserves the right to pay its employees, including participants in the CIP, amounts under the CIP and other amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code. The text of the CIP is set forth in Exhibit B to this proxy statement, and the following discussion is qualified in its entirety by reference to Exhibit B.

The CIP is administered by the Compensation Committee. Awards may be granted under the CIP to such employees of the Company or an affiliate of the Company, as the Compensation Committee may determine. An “affiliate” is defined in the CIP to mean any entity controlling, controlled by, or under common control with the Company or any other affiliate and also includes any entity in which the Company owns at least five percent of the outstanding equity interests.

Proxy Statement 2006 - Cablevision

The Compensation Committee may establish one or more conditions, which must be satisfied in order for an employee to be entitled to an award under the plan. The CIP specifies that, to the extent that an award under the CIP is intended to qualify for deductibility under Section 162(m), the payment of the award will be conditioned on the satisfaction of one or more of the following performance criteria over a period or periods selected by the Compensation Committee: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings, viewership, facilities utilization or attendance; (ix) sports team performance; (x) operating metrics relating to sales, installations or customer service or satisfaction; (xi) capital spending management, network upgrades or product or service deployments; (xii) a specified increase in the fair market value of the Company’s Class A Stock and/or; (xiii) a specified increase in the private market value of the Company; (xiv) the price of the Company’s Class A Stock; (xvi) earnings per share; and/or (xv) total shareholder return. Application of the performance criteria may be determined by reference to the performance of the Company, an affiliate or a business unit, product or service or any combination of the foregoing and may also be measured on a per customer, subscriber, homes passed, basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis.

Awards

The CIP provides for two types of cash awards: Long-Term Incentive Awards and Annual Incentive Awards. Long-Term Incentive Awards may be subject to such terms and conditions (including the performance criteria described above) as the Compensation Committee determines; however no Long-Term Incentive Award shall cover a period of more than ten years. In no event may any covered employee be granted Long-Term Incentive Awards that are intended to satisfy the requirements of Section 162(m) in any fiscal year of the Company exceeding in the aggregate $10 million. Annual Incentive Awards may also be subject to such terms and conditions (including the performance criteria described above) as the Compensation Committee determines. In no event may any covered employee be granted Annual Incentive Awards that are intended to satisfy the requirements of Section 162(m) in any fiscal year of the Company exceeding in the aggregate $10 million. No Long-Term Incentive Award or Annual Incentive Award may be made to a covered employee after May 18, 2011.

If the Compensation Committee establishes conditions to the entitlement of a Long-Term Incentive Award or Annual Incentive Award for a covered employee relating to the achievement of performance criteria, the Compensation Committee must determine whether

Proxy Statement 2006 - Cablevision

the performance criteria have been met with respect to the employee and, if they have, so certify and ascertain the amount of the applicable Long-Term Incentive Award or Annual Incentive Award. No Long-Term Incentive Award or Annual Incentive Award (if contingent on such performance criteria) will be paid until such certification is made by the Compensation Committee.

Amendment; Termination

The CIP may be amended by the Board of Directors or the Compensation Committee, as permitted by applicable law, except that it may not revoke or alter a Long-Term Incentive Award in any manner unfavorable to an employee (other than if immaterial) without the consent of the employee.

New Plan Benefits

The amount of each participant’s future Awards will be determined based on the discretion of the Compensation Committee and therefore cannot be calculated. The following table sets forth the awards that were received by the persons and groups named below for the 2005 fiscal year under the Company’s Long-Term Incentive Plan and Executive Performance Incentive Plan, which awards would have been similar to the awards granted under the CIP had it been effective during that period.

Name and Position	Dollar Value($) Long Term Awards (1)	Dollar Value ($) Annual Awards (2)
Charles F. Dolan Chairman & Director	3,500,000	7,092,000
James L. Dolan Chief Executive Officer, President & Director	6,000,000	3,492,000
Hank J. Ratner Vice Chairman	4,000,000	2,546,250
Thomas M. Rutledge Chief Operating Officer	4,000,000	2,546,250
Michael P. Huseby Executive Vice President & Chief Financial Officer	750,000	873,000
All Executive Officers	20,350,000	16,549,500
All Directors who are not Executive Officers	750,000	n/a
All Employees who are not Executive Officers	53,650,000	1,309,500

(1)	See “Executive Compensation Tables – Long-Term Incentive Plans – Awards in Last Fiscal Year”

below for additional information.

(2)	See “Executive Compensation Tables – Summary Compensation Table” below for additional information.

Proxy Statement 2006 - Cablevision

This proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A and Class B Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Stock have one vote per share and holders of Class B Stock have ten votes per share.

The Board recommends you vote FOR this proposal.

PROPOSAL 5 (Item 5 on Proxy Card)

Approval of the Cablevision Systems Corporation 2006 Stock Plan for Non-Employee Directors

On April 21, 2006, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved the Cablevision Systems Corporation 2006 Stock Plan for Non-Employee Directors (the “New Director Stock Plan”), subject to approval by our stockholders at our annual meeting. The New Director Stock Plan will be applicable only to awards granted on or after the date the New Director Stock Plan is approved by stockholders (the “Effective Date”). The New Director Stock Plan replaces the Amended and Restated Stock Plan for Non-Employee Directors which will expire on May 10, 2006. The text of the New Director Stock Plan is set forth in Exhibit C to this proxy statement, and the following discussion is qualified in its entirety by reference to Exhibit C.

The Board of Directors believes that the Company’s ability to attract and retain capable persons as non-employee directors will be enhanced if it can provide its non-employee directors with equity-based awards, and that the Company will benefit from encouraging a sense of proprietorship of such persons stimulating the active interest of such persons in the development and financial success of the Company. The New Director Stock Plan provides for grants of non-qualified stock options, restricted stock units and other equity-based awards (collectively, “Awards”). The New Director Stock Plan will terminate, and no more Awards will be granted, after May 18, 2016 (unless terminated by the Board of Directors or Compensation Committee sooner). The termination of the New Director Stock Plan will not affect previously granted Awards.

The New Director Stock Plan is administered by the Compensation Committee. Awards may be granted under the New Director Stock Plan to members of the Board of Directors who are not current employees of the Company or its subsidiaries as the Compensation Committee may determine. There are currently 10 non-employee directors who will be eligible to participate in the New Director Stock Plan. The Compensation Committee may make awards under the New Director Stock Plan for up to an aggregate number of 1 million shares of Class A Stock, which may be either treasury shares or authorized and unissued shares. To the extent that (i) an Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares or (ii) any shares under an Award are not issued because of payment or withholding obligations, then the Company may also grant Awards with respect to such shares. Awards payable only in cash or property other than shares

Proxy Statement 2006 - Cablevision

do not reduce the aggregate remaining number of shares with respect to which Awards may be made under the New Director Stock Plan and shares relating to any other Awards that are settled in cash or property other than shares, when settled, shall be added back to the aggregate remaining number of shares with respect to which Awards may be made under the New Director Stock Plan. Any shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the shares available to be delivered pursuant to Awards under the New Director Stock Plan. In the event of any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event that affects shares such that an adjustment is determined by the Compensation Committee to be appropriate under the New Director Stock Plan (each, an “Adjustment Event”), then the number of shares issuable under the New Director Stock Plan in the aggregate shall be adjusted to reflect such transaction.

Awards

Under the New Director Stock Plan, the Company may grant options to participants. Pursuant to this authority and consistent with past practice, until otherwise determined by the Compensation Committee, the Company will grant 4,000 options on the date of each annual meeting of the Company’s stockholders to each person who is then elected as a non-employee director. The options shall be exercisable at a price determined by the Compensation Committee on the date of the Award grant, which price shall be no less than the fair market value of a share of Class A Stock on the date the option is granted, and shall otherwise be subject to such terms and conditions as specified by the Compensation Committee, provided that, unless determined otherwise by the Compensation Committee, such options shall be fully vested on the date of grant. Other than in the case of the death of a non-employee director, such options may be exercised for a term no longer than ten years from the date of grant. An award agreement may provide that, in the event the participant dies while the option is outstanding, the option will remain outstanding until the first anniversary of the participant’s death, whether or not such first anniversary occurs after such ten-year period. Upon its exercise, an option may be settled, in the Compensation Committee’s discretion, for an amount equal to the excess of the fair market value of a share of Class A Stock on the date of exercise over the exercise price of the option.

The Company may also grant restricted stock units to participants. Pursuant to this authority and consistent with past practice, until otherwise determined by the Compensation Committee, the Company will grant restricted stock units having a fair market value of $40,000 on the date of each annual meeting of the Company’s stockholders to each person who is then elected as a non-employee director. A restricted stock unit is an unfunded, unsecured right to receive a share of Class A Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless

Proxy Statement 2006 - Cablevision

otherwise provided by the Compensation Committee, such restricted stock units shall be fully vested on the date of grant and will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued. If a restricted stock unit is not fully vested at the date of grant, the dividend equivalent right will not apply until such restricted stock unit is vested.

The Compensation Committee may grant other equity-based or equity-related awards to non-employee directors subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

The Compensation Committee has the authority to equitably adjust the terms of any outstanding awards under the New Director Stock Plan for any Adjustment Event pursuant to which it determines an adjustment is appropriate.

Amendment; Termination

The Board of Directors or the Compensation Committee may discontinue the New Director Stock Plan at any time and from time to time may amend or revise the terms of the New Director Stock Plan or any award agreement, except that it may not make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which shares are traded. Consent of a participant shall not be required in respect of any adjustment (even if unfavorable to a participant and not immaterial) made in the light of an Adjustment Event unless the terms of the relevant award agreement provide for specific terms in the case of an Adjustment Event.

U.S. Federal Tax Implications of Options

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options under the New Director Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Internal Revenue Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a stock option is granted under the New Director Stock Plan. Upon exercising an option, a non-employee director will realize ordinary income (not as capital gain), and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The non-employee director will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the

Proxy Statement 2006 - Cablevision

fair market value of those shares on the exercise date and the non-employee director’s holding period in the shares received will commence on the day after the date of exercise. If an option is settled by the Company in cash, shares or a combination thereof, the non-employee directors will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or combination thereof, and the Company shall be entitled to a corresponding deduction.

New Plan Benefits

The amount of each participant’s future Awards will be determined based on the discretion of the Compensation Committee and therefore cannot be calculated. For the 2005 fiscal year under the existing Stock Plan for Non-Employee Directors, the Company’s non-employee directors each received awards valued at $93,755 representing 4,000 options and 1,552 restricted stock units. As noted above, it is the Company’s expectation, subject to the Compensation Committee’s discretion, that non-employee directors will continue to be granted 4,000 options and restricted stock units having a fair market value of $40,000 on the date of each annual meeting of the Company’s stockholders under the New Director Stock Plan. No employees of the Company will receive any Awards under the New Director Stock Plan.

This proposal requires the affirmative vote of the majority of the votes cast by the holders of Class A and Class B Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Stock have one vote per share and holders of Class B Stock have ten votes per share.

The Board recommends you vote FOR this proposal.

EXECUTIVE COMPENSATION

Report of Compensation Committee on Executive Compensation

The Compensation Committee has three members, Richard H. Hochman, Vincent Tese and John R. Ryan.

Our goal, as members of the Compensation Committee, is to develop executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company’s businesses and maximizing stockholder value. We believe that a strong link should exist between executive compensation and management’s ability to maximize stockholder value. We adhere to this belief by developing both short-term and long-term incentive compensation programs that provide competitive compensation and reflect Company performance.

Proxy Statement 2006 - Cablevision

Compensation Philosophy

The four fundamental principles to which we adhere in discharging our responsibilities are as follows:

•	First, the majority of the annual and long-term compensation for the Company’s senior executive officers should be at risk, with actual compensation levels correlating with the Company’s actual performance in certain key areas determined by the Committee.

•	Second, over time, incentive compensation of the Company’s senior executive officers should focus more heavily on long-term rather than short-term accomplishments and results.

•	Third, equity-based compensation should be used to provide executive officers with clear and direct links to the stockholders’ interests.

•	Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total compensation, rather than individual compensation elements, is the focus of our intent to provide competitive compensation opportunities.

We utilize an independent outside compensation consultant to assist in the development of this philosophy and to evaluate how well the Company’s executive compensation program adheres to this philosophy and the level and mix of salary, annual bonuses and long-term incentives.

Compensation Elements

Our compensation program for executives consists of four principal elements, each of which is vitally important in meeting the Company’s need to attract, retain, motivate and reward highly-qualified executives.

The four principal compensation elements are:

Base Salaries

Base salaries for executives are set at levels which are intended to reflect the competitive marketplace for companies in comparable industries and of comparable complexity and would be considered our competitors in attracting and retaining quality executives. We review the salaries of the named officers based on our assessment of each executive’s experience and performance and a comparison to salaries of peers in other companies. The employment agreements for Messrs. Charles F. Dolan, James L. Dolan, Hank J. Ratner, Thomas M. Rutledge and Michael P. Huseby contain minimum salary levels.

Proxy Statement 2006 - Cablevision

Annual Incentives

Annual incentive awards have been made to selected executives pursuant to the Management Performance Incentive Plan (MPIP) and the Executive Performance Incentive Plan (EPIP) on the basis of the performance of the Company, the business unit and the individual, relative to budget in such areas as revenue, cash flow, operating income, operating margin, customer satisfaction and the like. We intend to continue providing annual incentives in concert with other compensation elements in order to maintain a competitive total compensation program for executives. We review and approve all performance measures and goals established under the MPIP and all annual incentive payments to executives covered under the MPIP. The Committee reviews and approves all performance measures and goals established under the EPIP and all annual incentive payments to executives covered under the EPIP. The bonuses awarded to Messrs. Charles F. Dolan, James L. Dolan, Hank J. Ratner, Thomas M. Rutledge, and Michael P. Huseby for 2005 were awarded on the basis of assessments of each executive’s performance in the context of the Company’s having exceeded its performance goals and objectives for the year.

Long-Term Incentives

We have granted stock options, restricted stock and stock appreciation rights to executives under the existing Employee Stock Plan and earlier plans. In addition, we have granted Performance Awards to selected executives under the Long-Term Incentive Plan (LTIP). Under the LTIP, the Company makes contingent cash performance awards to selected executives to be earned on the basis of long-term performance relative to pre-established goals. Certain senior executives have also received performance retention awards under the LTIP, which awards provided that the executive could request an interest-free loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of the Company on real property owned by the executive. Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted. Pursuant to this program, the following executive officers had $3 million loans outstanding since prior to July 30, 2002: Messrs. James L. Dolan and Ratner and Mr. John Bier had a $1.5 million loan. The awards vest over a seven-year period ending on September 25, 2007. The performance targets of these awards have been satisfied. Stock options and other long-term incentives are intended both to join the interests of executives with the interests of stockholders by facilitating the ownership of stock, and by providing competitive long-term incentive opportunities to executives. Among the performance measures that we may use under the current plans to govern the earnout of contingent performance awards are earnings per share, total return to stockholders, return on investment, operating income or net income, consolidated gross revenue, costs, results relative to budget, cash flow, cash flow margin, earnings before interest, taxes, depreciation and amortization (EBITDA) and growth in the Company’s private market value.

Proxy Statement 2006 - Cablevision

In 2005, we granted stock options, performance options and restricted stock to executives under the existing Employee Stock Plan and performance awards to certain executives under the LTIP. See “Executive Compensation Tables.”

In 2003, the Company issued awards under the LTIP to executive officers and employees of the Company’s cable and telecommunications segment and to corporate staff. These awards were issued in lieu of bonuses that would otherwise have been payable in respect of performance in 2002. The awards were to become payable upon the Company achieving free cash flow. In 2005, we determined that free cash flow was achieved in 2004. The free cash flow measure used excluded the Company’s Rainbow DBS satellite distribution business, which has been discontinued. These payments were made to approximately 600 individuals and aggregated approximately $37.7 million.

Benefits

Benefits offered to executives serve a different purpose than do other elements of the total compensation program. In general, they provide for retirement income and serve as a safety net against problems, which can arise from illness, disability or death. Benefits offered to senior executive officers are similar to those offered to other employees of the Company.

Evaluation Procedure

In determining matters regarding executive officer compensation (other than the President and Chief Executive Officer), we review with the President and Chief Executive Officer, the Vice Chairman, the Executive Vice Presidents and the independent outside compensation consultant the respective areas of authority and responsibility of the various executive officers and the performance and contribution of each to the efforts of the Company in meeting its goals.

Our independent outside compensation consultant has confirmed that compensation paid in 2005 to the named officers is consistent with the Company’s compensation philosophy and objectives.

CEO Compensation

Decisions regarding the 2005 compensation of the President and Chief Executive Officer, James L. Dolan, were the responsibility of the Compensation Committee. The base salary of Mr. Dolan for 2005 remained at $1,600,000. Mr. Dolan’s base salary has not been increased since January 1, 2001. Mr. Dolan earned a bonus in 2005 of $3,492,000. This bonus reflected the Company’s performance in exceeding virtually all of its plans, goals and objectives for the year and the leadership role Mr. Dolan played in the Company’s achievements throughout the year. In evaluating and determining Mr. Dolan’s compensation, the Committee and its independent outside compensation consultant compared the Company’s compensation practices and levels to those of other companies in comparable industries and of comparable complexity, including, but not limited to, the companies included in the Peer Group Index

Proxy Statement 2006 - Cablevision

contained in the Cablevision NY Group Stock Performance Graph. Based on this review, the Committee determined that the compensation paid to Mr. Dolan for 2005 was appropriate.

Deductibility of Certain Executive Compensation

Beginning in 1994, the Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is “qualified performance-based compensation”. We generally design the short-term and long-term incentive compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code and to be consistent with providing appropriate compensation to executives. Although it is the Company’s intent to qualify compensation for the exemption from the deduction limitations, the Company’s compensation practices have been, and will continue to be, designed to serve the best interests of the stockholders regardless of whether specific compensation qualifies for the exemption.

Members of the Compensation Committee

Richard H. Hochman	John R. Ryan	Vincent Tese

Proxy Statement 2006 - Cablevision

EXECUTIVE COMPENSATION TABLES

These tables show the compensation of the Company’s Chief Executive Officer and the four other most highly paid executive officers. See the Compensation Committee report beginning on page 25 for an explanation of our compensation philosophy.

Summary Compensation Table

			Annual Compensation			Long Term Compensation Award
Name/ Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation($) (1)	Restricted Stock Award($) (2)	Securities Underlying Options/ SARs(#) (3)	LTIP Payouts (4)	All Other Compensation($) (5)

Charles F. Dolan Chairman & Director	2005 2004 2003	1,600,000 1,600,000 1,600,000	7,092,000 — 4,800,000	(6)	538,739 108,940 —	3,060,000 — 5,195,000	403,200 — 250,000	2,800,000 — —	533,535 363,276 394,221

James L. Dolan Chief Executive Officer, President & Director	2005 2004 2003	1,600,000 1,600,000 1,600,000	3,492,000 4,800,000 2,800,000		188,449 242,624 185,018	1,530,000 1,227,600 11,614,324	254,400 120,000 250,000	2,800,000 — —	503,464 281,330 281,897

Hank J. Ratner Vice Chairman	2005 2004 2003	1,250,000 1,249,423 1,087,019	2,546,250 3,200,000 2,000,000		133,810 93,117 —	1,275,000 1,023,000 8,731,818	212,000 100,000 150,000	700,000 1,155,009 —	393,612 268,086 423,656

Thomas M. Rutledge Chief Operating Officer	2005 2004 2003	1,250,000 1,248,269 1,057,692	2,546,250 3,200,000 1,500,000		194,697 123,707 94,610	1,275,000 1,023,000 5,326,983	212,000 100,000 115,000	1,120,000 — —	284,959 86,752 68,654

Michael P. Huseby (7) Executive Vice President & Chief Financial Officer	2005 2004 2003	750,000 259,615 —	873,000 350,000 —		— — —	255,000 204,500 —	32,400 10,000 —	— — —	412,371 263,490 —

(1)	The Company provides a variety of personal benefits to our executive officers. These benefits include personal use of Company aircraft, personal use of Company supplied car service, home security, use of the Company’s travel department to arrange for personal travel and free cable television service, high speed internet access and telephony service. In accordance with SEC requirements, we have omitted disclosure for executive officers whose Other Annual Compensation was less than $50,000 in a year. We have set forth below information on the incremental cost to the Company of providing specified benefits in cases where the incremental cost of the benefit represented more than 25% of the aggregate cost of all such benefits to the executive officer in that year. The Company maintains an executive security program covering Messrs. Charles F. Dolan, James L. Dolan, Ratner and Rutledge due to business related security concerns. The program includes arrangements for home security and air travel. The program also includes a Company supplied car and driver for Messrs. Charles F. Dolan and James L. Dolan.

For 2005, includes (i) the incremental cost of personal use of the Company’s aircraft: Mr. Charles F. Dolan — $439,687; Mr. James L. Dolan — $134,193; Mr. Ratner — $91,210 and Mr. Rutledge — $189,199; (ii) the cost to the Company of home security: Mr. Ratner — $38,960; and (iii) the costs to the Company for a supplied car and driver: Mr. Charles F. Dolan — $93,860.

For 2004, includes (i) the incremental cost of personal use of the Company’s aircraft: Mr. Charles F. Dolan — $17,326; Mr. James L. Dolan — $195,979; Mr. Ratner — $60,769 and Mr. Rutledge — $120,762;

Proxy Statement 2006 - Cablevision

(ii) the cost to the Company of home security: Mr. Ratner — $26,950; and (iii) the cost to the Company for a supplied car and driver: Mr. Charles F. Dolan — $84,600.

For 2003, includes the incremental cost of personal use of the Company’s aircraft: Mr. James L. Dolan — $134,958 and Mr. Rutledge — $92,430.

Costs for use of the Company’s aircraft for Messrs. Charles F. Dolan and James L. Dolan do not include usage covered by the time sharing agreements and interchange agreement described under “Certain Relationships and Related Transactions”.

Members of the immediate family of Messrs. Charles F. Dolan and James L. Dolan are employed by the Company. Information on these individuals and their compensation by the Company is set forth below under “Certain Relationships and Related Transactions.”

(2)	This column shows the market value of restricted stock on the date of grant. Includes restricted stock issued in November 2005 (cliff vesting over a three or four-year period ending in 2008 and 2009). Also includes restricted stock issued in March 2003 (vesting over a four-year period ending in 2007) in exchange for stock options that had an exercise price of more than $20.00 and stock appreciation rights that were issued in conjunction with those options.

The aggregate number of shares and value with respect to the named executive officers on December 31, 2005 for restricted stock holdings were: Mr. Charles F. Dolan, 370,000 shares of Class A Stock ($8,683,900); Mr. James L. Dolan, 675,982 shares of Class A Stock ($15,865,298); Mr. Ratner, 550,030 shares of Class A Stock ($12,909,204); Mr. Rutledge, 382,462 shares of Class A Stock ($8,976,383); and Mr. Huseby, 20,000 shares of Class A Stock ($469,400). The dollar values are based on the closing price of our Class A Stock ($23.47) on December 30, 2005.

(3)	In 2005, securities underlying options and performance based options granted: Mr. Charles F. Dolan — 268,800 and 134,400; Mr. James L. Dolan — 120,000 and 134,400; Mr. Ratner — 100,000 and 112,000; Mr. Rutledge — 100,000 and 112,000; and Mr. Huseby — 10,000 and 22,400, respectively.

(4)	This column reflects the dollar value of all payouts pursuant to long-term incentive plans. Also included are cash bonuses paid to Mr. Charles F. Dolan — $2,800,000, Mr. James L. Dolan — $2,800,000, Mr. Ratner — $700,000 and Mr. Rutledge — $1,120,000, during 2005 relating to performance based awards issued in 2003 under the Company’s Long-Term Incentive Plan in lieu of bonuses that would otherwise have been payable in respect of performance in 2002. The performance requirement was deemed to have been met for 2004.

(5)

For 2005, represents the sum of (i) for each individual, the following allocations made by the Company on behalf of such individual under the Company’s Cash Balance Pension Plan: Mr. Charles F. Dolan — $18,900; Mr. James L. Dolan — $14,700; Mr. Ratner — $12,600; Mr. Rutledge — $14,700; and Mr. Huseby — $14,700; (ii) for each individual, the following amounts contributed by the Company on behalf of such individual under the Company’s Excess Cash Balance Pension Plan: Mr. Charles F. Dolan — $125,100; Mr. James L. Dolan — $97,300; Mr. Ratner — $62,400; Mr. Rutledge — $72,800; and Mr. Huseby — $3,473; (iii) for Mr. Charles F. Dolan $42,000 credited to him on the books of the Company pursuant to the defined contribution portion of the Company’s Supplemental Benefit Plan, (iv) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company’s 401(k) Plan: Mr. Charles F. Dolan — $4,000; Mr. James L. Dolan — $6,000; Mr. Ratner — $6,300; Mr. Rutledge — $0; and Mr. Huseby — $0; (v) for each individual, the

Proxy Statement 2006 - Cablevision

following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company’s Excess Savings Plan: Mr. Charles F. Dolan — $44,000; Mr. James L. Dolan — $42,000; Mr. Ratner — $31,200; Mr. Rutledge — $31,200; and Mr. Huseby — $0; (vi) for each individual, the following amounts paid as a premium on individual life insurance policies purchased by the Company for the executive officer: Mr. Charles F. Dolan — $130,276; Mr. James L. Dolan — $37,705; Mr. Ratner — $9,248; Mr. Rutledge — $0; and Mr. Huseby — $0; (vii) for Mr. James L. Dolan, and Mr. Ratner, $139,500 and $105,605, respectively, of imputed interest on the $3,000,000 interest free loans they each received for the awards they were granted in 2000 under the Long-Term Incentive Plan; (viii) amounts allocated to Mr. Charles F. Dolan — $169,259; Mr. James L. Dolan — $166,259; Mr. Ratner — $166,259; Mr. Rutledge — $166,259 and Mr. Huseby — $166,259, in respect of a deferred compensation plan which includes an annual amount equal to the lesser of 20% of base salary and $150,000, together with attributable interest thereon; and (ix) relocation expenses reimbursed by the Company to Michael Huseby of $227,939 pursuant to his employment agreement.

(6)	Includes a cash bonus for 2005 of $3,492,000 and a cash bonus of $3,600,000 with respect to 2004, which was not paid until November 2005. Because of uncertainties relating to the shut down of the Company’s Rainbow DBS business, Mr. Dolan did not receive a 2004 bonus at the time that 2004 bonuses were approved and paid to other senior executives of the Company.

(7)	Michael Huseby has served as Executive Vice President and Chief Financial Officer since August 2004. Upon joining the Company in 2004, Mr. Huseby received a $225,000 signing bonus pursuant to his employment agreement. In addition, in 2004, Mr. Huseby (i) received a prorated annual bonus of $350,000 (ii) received restricted stock with a market value of $204,500 on the date of grant, (iii) received 10,000 stock options; and (iv) had relocation expenses of $38,490 reimbursed to him by the Company.

Option/SAR Grants in Last Fiscal Year

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/SAR Term(2)(3)
Name	Number of Securities Underlying Option/SARs Granted(#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year 2005		Exercise or Base Price ($/Share)(3)		Expiration Dates	5%($)	10%($)
Charles F. Dolan	223,200 180,000	6.90 5.56	% %	$ $	25.51 25.51	10/1/14 11/8/15	3,139,170 2,887,758	7,731,926 7,318,147
James L. Dolan	74,400 180,000	2.30 5.56	% %	$ $	25.51 25.51	10/1/14 11/8/15	1,046,390 2,887,758	2,577,309 7,318,147
Hank J. Ratner	62,000 150,000	1.92 4.63	% %	$ $	25.51 25.51	10/1/14 11/8/15	871,992 2,406,465	2,147,757 6,098,456
Thomas M. Rutledge	62,000 150,000	1.92 4.63	% %	$ $	25.51 25.51	10/1/14 11/8/15	871,992 2,406,465	2,147,757 6,098,456
Michael P. Huseby	12,400 20,000	0.38 0.62	% %	$ $	25.51 25.51	10/1/14 11/8/15	174,398 320,862	429,551 813,127

Proxy Statement 2006 - Cablevision

(1)	Options granted on November 8, 2005 under the Employee Stock Plan. Such options which fully vest and are exercisable, subject to the performance criteria outlined in the award agreements in October 2007 and November 2008, respectively, are as follows:

Performance options granted to Mr. Charles F. Dolan — 74,400 and 60,000; Mr. James L. Dolan — 74,400 and 60,000; Mr. Ratner — 62,000 and 50,000; Mr. Rutledge — 62,000 and 50,000; and Mr. Huseby — 12,400 and 10,000, respectively.

Options granted to Mr. Charles F. Dolan — 268,800, which included 148,800 options issued on November 8, 2005 that represented the amount he would have received in 2004, but did not receive due to the uncertainties relating to the shut down of the Company’s Rainbow DBS business; Mr. James L. Dolan — 120,000; Mr. Ratner — 100,000; Mr. Rutledge— 100,000; and Mr. Huseby — 10,000, which become exercisable in annual installments of 33.33% per year except for 49,600 options granted to Mr. Charles F. Dolan which were exercisable at December 31, 2005. Vesting of options or rights may be accelerated upon a change of control of the Company (see “Employee Contracts and Severance and Change In Control Arrangements” below).

(2)	The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation of the Company’s stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

(3)	This information is presented as of December 31, 2005 and does not reflect the impact of the special cash dividend paid on the Class A Stock on April 24, 2006. As a result of the special cash dividend, options or rights that were not vested prior to December 31, 2004 (which includes all of the options reflected in this table) will be adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal Year-End Option/SAR Values

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at 12/31/05(#)		Value of Unexercised In-the- Money Options/SARs at 12/31/05($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles F. Dolan	—	—	216,267	436,933	448,334	224,166
James L. Dolan	273,882	2,685,252	123,333	417,733	344,566	464,966
Hank J. Ratner	—	—	238,570	328,666	1,170,783	335,165
Thomas M. Rutledge	—	—	110,001	316,999	306,570	303,780
Michael P. Huseby	—	—	3,334	39,066	10,035	20,065

(1)	This information is presented as of December 31, 2005 and does not reflect the impact of the special cash dividend paid on the Class A Stock on April 24, 2006. As a result of the special cash dividend, options or rights that were not vested prior to December 31, 2004 will be adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend. Options or rights that were vested prior to December 31, 2004 will not adjust their per share exercise price and the holder will receive the $10.00 special dividend amount upon exercise of the option.

Proxy Statement 2006 - Cablevision

Long-Term Incentive Plans — Awards in Last Fiscal Year

	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout(1)(2)	Estimated Future Payouts under Non-Stock Price-Based Plans
Name			Threshold($)	Target($) (1)(2)	Maximum($)
Charles F. Dolan	N/A	36 to 84 months	—	3,500,000	—
James L. Dolan	N/A	24 and 36 months	—	6,000,000	—
Hank J. Ratner	N/A	24 and 36 months	—	4,000,000	—
Thomas M. Rutledge	N/A	24 and 36 months	—	4,000,000	—
Michael P. Huseby	N/A	36 months	—	750,000	—

(1)	An amount of $500,000 relating to a deferred compensation plan was awarded to Mr. Charles F. Dolan in November 2005, but was effective as of October 2004. The award accrues an additional amount that is credited on each anniversary date equal to the lesser of 20% of annual base salary in effect on the applicable anniversary date, and $150,000. The award amount earned interest at the rate of 2.40% per annum for the period ending on September 30, 2005. For each subsequent twelve-month period included within the period ending on September 30, 2011, the award amount will earn interest at the average of the one-year LIBOR fixed-rate equivalent for the ten business days immediately preceding the first day (i.e., October 1st) of such twelve-month period. Interest is added to the award amount on a quarterly basis commencing on January 1, 2005 and continues on the first day of each subsequent quarterly period through and including October 1, 2011. The amount of interest added to the award amount on each interest payment date will be calculated by reference to the award amount (including prior award interest) outstanding on the day immediately preceding such interest payment date. The award will be paid in installments, with 50% of the award paid on the fifth anniversary date and remainder of the award paid on the seventh anniversary date, so long as Mr. Charles F. Dolan remains in the continuous employ of the Company or one of its affiliates.

(2)	Two-year and three-year performance awards, respectively, were granted to Mr. Charles F. Dolan — $0 and $3,000,000; Mr. James L. Dolan — $3,000,000 and $3,000,000; Mr. Ratner — $2,000,000 and $2,000,000; Mr. Rutledge— $2,000,000 and $2,000,000; and Mr. Huseby — $0 and $750,000. These contingent awards will be payable at the end of the performance periods, provided that specific performance objectives are satisfied. The two-year awards to Messrs. James L. Dolan, Ratner and Rutledge were catch-up awards for grants that were to have been made in 2004.

Proxy Statement 2006 - Cablevision

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Cablevision NY Group Class A common stock	10,169,564	$21.20	18,001,234
Equity compensation plans not approved by security holders	—	—	—
Total	10,169,564	$21.20	18,001,234

(1)	Includes the following plans: the existing Employee Stock Plan and the Stock Plan for Non-Employee Directors. Does not include 6,520,798 shares of restricted stock issued under those plans which were not yet vested at December 31, 2005.

(2)	This information is presented as of December 31, 2005 and does not reflect the impact of the special cash dividend paid on the Class A Stock on April 24, 2006. As a result of the special cash dividend, options or rights that were not vested prior to December 31, 2004 will be adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend. Options or rights that were vested prior to December 31, 2004 will not adjust their per share exercise price and the holder will receive the $10.00 special dividend amount upon exercise of the option.

Defined Benefit Pension Plan

The Company’s Nonqualified Supplemental Benefit Plan (“Supplemental Plan”) provides actuarially determined pension benefits, among other types of benefits, for certain employees of the Company or its subsidiaries and affiliates who were previously employed by CSSC, L.L.C., successor to Cablevision Systems Services Corporation (“CSSC”). CSSC, which is wholly owned by Charles F. Dolan and Helen Dolan, provided management services to Cablevision Company (the Company’s predecessor) and to certain affiliates of the Company. The Supplemental Plan is designed to provide these employees, in combination with certain qualified benefit plans maintained by the Company and certain qualified retirement plans formerly maintained by CSSC, with the same retirement benefit formulae they would have enjoyed had they remained employees of CSSC and continued to participate in the former CSSC qualified plans. The Supplemental Plan provides that the Company may set aside assets for the purpose of paying benefits under the Supplemental Plan, but that any such assets remain subject to the claims of creditors of the Company.

The defined benefit feature of the Supplemental Plan provides that, upon attaining normal retirement age (the later of age 65 or the completion of five years of service), a participant will receive an annual benefit equal to the lesser of 75% of his or her average compensation (not including bonuses and overtime) for his or her three most highly compensated years and the maximum benefit permitted by the Internal Revenue Code (the maximum in 2005 was

Proxy Statement 2006 - Cablevision

$170,000 for employees who retire at age 65), reduced by the amount of any benefits paid to such individual pursuant to the qualified defined benefit plan formerly maintained by CSSC. This benefit will be reduced proportionately if the participant retires or otherwise terminates employment before reaching normal retirement age.

The following sets forth the estimated annual benefits payable upon normal retirement under the defined benefit portion of the Supplemental Plan (reduced by any retirement benefits paid in connection with the termination of the CSSC Defined Benefit Pension Plan) to the following persons: Messrs. Charles F. Dolan; $42,000; James L. Dolan, $0; Ratner, $0; Rutledge, $0; and Huseby, $0.

Report of Audit Committee

A role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All audit and non-audit services performed by the independent registered public accounting firm must be specifically approved by the Audit Committee or a member thereof.

Based upon the reports and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Thomas V. Reifenheiser  Richard H. Hochman  Victor Oristano  John R. Ryan  Vincent Tese

Proxy Statement 2006 - Cablevision

Cablevision NY Group Stock Performance Graph

The chart below compares the performance of the Company’s Cablevision NY Group Class A Stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Cablevision NY Group Class A Stock prices from December 31, 2000 through December 31, 2005. The chart has been adjusted for the distribution of the Rainbow Media Group Class A tracking stock on March 29, 2001 and subsequent exchange of the Rainbow Media Group Class A tracking stock for shares of Cablevision NY Group Class A Stock on August 20, 2002. As required by the Securities and Exchange Commission, the values shown assume the reinvestment of all dividends. Because no published index of comparable media companies currently reports values on a dividends-reinvested basis, the Company has created a Peer Group Index for purposes of this graph in accordance with the requirements of the SEC. The Peer Group Index is made up of companies that engage in cable television operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index for 2005: Charter Communications, Inc., Comcast Corporation, Cox Communications, Inc. (through December 8, 2004 after which date Cox Communications was no longer a public company), Insight Communications Inc. and Mediacom Communications Corporation. The chart assumes $100 was invested on December 31, 2000 in each of the Company’s Cablevision NY Group Class A Stock, the Russell 3000 Index and in a Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

CABLEVISION NY GROUP CLASS A COMMON STOCK	100	66	23	32	35	33
RUSSELL 3000 INDEX	100	89	70	91	102	108
PEER GROUP	100	86	49	68	69	54

Proxy Statement 2006 - Cablevision

Rainbow Media Group Stock Performance Graph

The chart below compares the performance of the Company’s Rainbow Media Group Class A tracking stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Rainbow Media Group Class A tracking stock prices for the period from March 30, 2001 (the date Rainbow Media Group Class A tracking stock commenced trading on the New York Stock Exchange) through August 20, 2002, (the date that Rainbow Media Group Class A tracking stock was exchanged for shares of Cablevision NY Group Class A Stock). The Peer Group Index is made up of companies that engage in cable programming operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index: Viacom, Inc., Fox Entertainment Group, Inc., Liberty Media Corporation, The E.W. Scripps Company and The Walt Disney Company. The chart assumes $100 was invested on March 30, 2001 in each of the Company’s Rainbow Media Group Class A tracking stock, the Russell 3000 Index and the Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

RAINBOW MEDIA GROUP CLASS A TRACKING STOCK	100	99	78	95	95	34	36
RUSSELL 3000 INDEX	100	107	90	101	102	89	84
PEER GROUP	100	114	77	92	97	84	78

Proxy Statement 2006 - Cablevision

Employment Contracts and Severance and Change In Control Arrangements

Under the applicable award agreements, vesting of the restricted shares, stock options and stock appreciation rights granted to employees, including Messrs. Charles F. Dolan, James L. Dolan, Ratner, Rutledge and Huseby, under the Company’s Employee Stock Plan and its predecessor plans may be accelerated, in certain circumstances, upon a “change of control” of the Company. A “change of control” is defined as the acquisition by any person or group, other than Charles F. Dolan or members of his immediate family (or trusts for the benefit of Charles F. Dolan or his immediate family) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all of the cable television systems then owned by the Company in the New York City metropolitan area, or (2) after any fiscal year of the Company in which the Company’s cable television systems in the New York City metropolitan area contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all of its assets. Upon such a change in control, as defined, the restricted shares, stock options and stock appreciation rights may be converted into either a right to receive an amount of cash based upon the highest price per share of Class A Stock paid in the transaction resulting in the change of control, or into a corresponding award with equivalent profit potential in the surviving entity (so long as such entity is publicly traded), at the election of the Compensation Committee.

The Cablevision CHOICE Severance Pay Plan (previously called the Cablevision Systems Corporation Severance Pay Plan) (the “Plan”) was established by Cablevision Systems Corporation (now known as CSC Holdings, Inc.), effective as of May 1, 1994, and subsequently has been amended to continue to provide for the discretionary payment of severance benefits based on certain circumstances including length of service.

Charles F. Dolan has an employment agreement with the Company which continues until January 2007. The employment agreement will automatically renew for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for annual compensation of not less than $400,000 per year, subject to increase by the Company’s Compensation Committee. Mr. Dolan’s annual salary is now $1.6 million. The agreement also provides for payment to Mr. Dolan’s estate in the event of his death during the term of such agreement, of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of such agreement.

In April 2003, the Company entered into an employment agreement with James L. Dolan that is for a four-year term that automatically extends for additional one-year periods on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, unless the Company or Mr. Dolan notifies the other of an election not to extend by the preceding October 31. Because no election was made in 2005, the contract now extends to December 31, 2009. The agreement states that it is expected that Mr. Dolan will continue to be nominated for election as a director of the Company during the term of the agreement. Under the agreement, Mr. Dolan is to receive an annual salary of not less than $1.6 million, subject to

Proxy Statement 2006 - Cablevision

annual review and increase in the Company’s Compensation Committee’s discretion. Mr. Dolan’s annual salary may not be reduced during the term of the agreement. Mr. Dolan is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 150% of his annual base salary and a possible range of 0% to 300% of that salary. In connection with his employment agreement, Mr. Dolan received a grant of 250,000 restricted shares and a grant of stock options covering 250,000 shares and having an exercise price per share equal to fair market value on the grant date. Mr. Dolan also received a two-year $3 million performance award payable in 2007, subject to achievement of the stated performance objectives. The agreement provides severance benefits if Mr. Dolan’s employment is terminated by the Company (other than for Cause, as defined) or is terminated by him for Good Reason (defined to include reductions in base salary or target bonus, changes to his title and certain reductions in responsibilities, principal office relocations or a change in reporting lines) or during the thirteenth month following a Change in Control (as defined) of the Company, so long as, in each case there was not Cause for his termination. These severance benefits include payment in an amount not less than $40,000 plus three times the sum of Mr. Dolan’s annual base salary and his annual target bonus as in effect at that time; payment in full of remaining premiums on certain life insurance policies; all his outstanding incentive and/or performance grants and awards (and similar plans and programs) being deemed vested and/or earned; the elimination of all restrictions on his outstanding restricted stock awards; the immediate vesting of his outstanding stock options and stock appreciation rights awards and continuation of the right to exercise those options and awards through the remainder of their term; and the right to enter into a four-year consulting agreement with the Company providing minimum annual payments of $1 million. All severance to Mr. Dolan would be subject to Mr. Dolan executing a severance agreement with the Company, including general releases and certain other covenants substantially similar to those contained in the employment agreement. If Mr. Dolan ceases to be an employee of the Company due to his death or disability, he (or his estate) will be entitled to receive payment of all his outstanding bonus and restricted share and deferred compensation awards; the right to receive payment of all his outstanding performance awards at such time, if any, that such awards are earned (as if he had stayed employed by the Company); the right to exercise all his stock options and stock appreciation rights for the remainder of the term of the employment agreement or one year, if greater; and the elimination of all restrictions on his restricted stock awards. If Mr. Dolan ceases to be an employee of the Company for any reason (other than termination for Cause, as defined), he will be deemed to have retired and will have three years to exercise his outstanding options and stock appreciation rights (or a longer period in the circumstances described above). The agreement includes covenants by Mr. Dolan with respect to non-competition, non-solicitation of employees and confidentiality.

In June 2003, the Company entered into an employment agreement with Hank J. Ratner that is for a term through December 31, 2006 that automatically extends for additional one-year periods on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, unless the Company or Mr. Ratner notifies the other of an election not to extend by the preceding October 31. Because no election was made in 2005, the contract now extends to

Proxy Statement 2006 - Cablevision

December 31, 2008. Under the agreement, Mr. Ratner is to receive an annual salary of not less than $1.2 million, subject to annual review and increase in Company’s Compensation Committee’s discretion. Mr. Ratner’s annual salary may not be reduced during the term of the agreement. Mr. Ratner is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 125% of his annual base salary and a possible range of 0% to 250% of that salary. Mr. Ratner’s annual salary is currently $1.25 million and his bonus target is 140% of his annual base salary. In connection with his employment agreement, Mr. Ratner received a grant of 150,000 restricted shares and a grant of stock options covering 150,000 shares and having an exercise price per share equal to fair market value on the grant date. Mr. Ratner also received a two-year $2 million performance award payable in 2007, subject to achievement of the stated performance objectives. The agreement provides severance benefits if Mr. Ratner’s employment is terminated by the Company (other than for Cause, as defined) or is terminated by him for Good Reason (defined to include reductions in base salary or target bonus, changes to his title and certain reductions in responsibilities, principal office relocations or changes in reporting lines) or during the thirteenth month following a Change in Control (as defined) of the Company, so long as, in each case there was not Cause for his termination. These severance benefits include payment in an amount not less than 2.99 times the sum of Mr. Ratner’s annual base salary and his annual target bonus as in effect at that time; payment in full of remaining premiums on certain life insurance policies; all his outstanding incentive and/or performance grants and awards (and similar plans and programs) being deemed vested and/or earned; the elimination of all restrictions on his outstanding restricted stock awards; the immediate vesting of his outstanding stock options and stock appreciation rights awards and continuation of the right to exercise those options and awards through the remainder of their terms; and the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $600,000. All severance to Mr. Ratner would be subject to Mr. Ratner executing a severance agreement with the Company, including general releases and certain other covenants substantially similar to those contained in the employment agreement. If Mr. Ratner ceases to be an employee of the Company due to his death or disability, he (or his estate) will be entitled to receive payment of all his outstanding bonus and restricted share and deferred compensation awards; the right to receive payment of all his outstanding performance awards at such time, if any, that such awards are earned (as if he had stayed employed by the Company); the right to exercise all his stock options and stock appreciation rights for the remainder of the term of the employment agreement or one year, if greater; and the elimination of all restrictions on his restricted stock awards. If Mr. Ratner ceases to be an employee of the Company for any reason (other than termination for Cause, as defined), he will be deemed to have retired and will have three years to exercise his outstanding options and stock appreciation rights (or a longer period in the circumstances described above). The agreement also provides that if Mr. Ratner’s employment with the Company is terminated (other than for Cause, as defined) prior to December 31 of any year, he will receive a prorated bonus for the portion of the year he worked for the Company. The agreement includes covenants by Mr. Ratner with respect to non-competition, non-solicitation of employees and confidentiality.

Proxy Statement 2006 - Cablevision

In June 2003, the Company entered into an employment agreement with Thomas M. Rutledge for a term through December 31, 2006 that automatically extends for additional one-year periods on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, unless the Company or Mr. Rutledge notifies the other of an election not to extend by the preceding October 31. Because no election was made in 2005, the contract now extends to December 31, 2008. Under the agreement, Mr. Rutledge is to receive an annual salary of not less than $1.1 million, subject to annual review and increase in Company’s Compensation Committee’s discretion. Mr. Rutledge’s annual salary may not be reduced during the term of the agreement. Mr. Rutledge is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 105% of his annual base salary and a possible range of 0% to 210% of that salary. Mr. Rutledge’s annual salary is currently $1.25 million and his bonus target is 140% of his annual base salary. In connection with his employment agreement, Mr. Rutledge received a grant of 115,000 restricted shares and a grant of stock options covering 115,000 shares and having an exercise price per share equal to fair market value on the grant date. Mr. Rutledge also received a two-year $2 million performance award payable in 2007, subject to achievement of the stated performance objectives. The agreement provides severance benefits if Mr. Rutledge’s employment is terminated by the Company (other than for Cause, as defined) or is terminated by him for Good Reason (defined to include reductions in base salary or target bonus, changes to his title and certain reductions in responsibilities, principal office relocations or changes in reporting lines) or during the thirteenth month following a Change in Control (as defined) of the Company, so long as, in each case there was not Cause for his termination. These severance benefits include payment in an amount not less than 2.99 times the sum of Mr. Rutledge’s annual base salary and his annual target bonus as in effect at that time; all his outstanding incentive and/or performance grants and awards (and similar plans and programs) being deemed vested and/or earned; the elimination of all restrictions on his outstanding restricted stock awards; the immediate vesting of his outstanding stock options and stock appreciation rights awards and continuation of the right to exercise those options and awards through the remainder of their terms; and the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $550,000. All severance to Mr. Rutledge would be subject to Mr. Rutledge executing a severance agreement with the Company, including general releases and certain other covenants substantially similar to those contained in the employment agreement. If Mr. Rutledge ceases to be an employee of the Company due to his death or disability, he (or his estate) will be entitled to receive payment of all his outstanding bonus and restricted share and deferred compensation awards; the right to receive payment of all his outstanding performance awards at such time, if any, that such awards are earned (as if he had stayed employed by the Company); the right to exercise all stock options and stock appreciation rights for the remainder of the term of the employment agreement or one year, if greater; and the elimination of all restrictions on his restricted stock awards. If Mr. Rutledge ceases to be an employee of the Company for any reason (other than termination for Cause, as defined), he will be deemed to have retired and will have three years to exercise his outstanding options and stock appreciation rights (or a longer period in the circumstances described above). The agreement also provides that if Mr. Rutledge’s employment with the Company is

Proxy Statement 2006 - Cablevision

terminated (other than for Cause, as defined) prior to December 31 of any year, he will receive a prorated bonus for the portion of the year he worked for the Company. The agreement includes covenants by Mr. Rutledge with respect to non-competition, non-solicitation of employees and confidentiality.

In August 2004, the Company entered into an employment agreement with Michael P. Huseby that was replaced with a new employment agreement entered into in April 2006. Under the prior agreement, Mr. Huseby was to receive an annual salary of not less than $750,000 and was entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 80% of his annual base salary and a possible range of 0% to 160% of that salary. He was also entitled to various specified long-term incentives as well as potential severance under certain circumstances involving the termination of his employment or a change in control of the Company. The new April 2006 agreement has a term through March 1, 2009. Under the new agreement, Mr. Huseby is entitled to receive an annual salary of not less than $800,000 (which is now his current annual salary) and a target bonus of 80% of his annual salary. Mr. Huseby’s annual salary and bonus target (as each may be increased from time to time in the discretion of the Company’s Compensation Committee) may not be reduced during the term of the agreement. In addition, pursuant to the new agreement, if Mr. Huseby purchases a primary residence on Long Island before the end of calendar year 2006, the Company will reimburse him for certain out-of-pocket carrying costs he may incur with respect to his existing home in Denver, Colorado until he is able to sell his Denver home. Any such reimbursement will be limited to a maximum of $10,000 per month for a maximum of twelve months, and will result in an equal reduction in any future annual bonuses he might otherwise receive from the Company, if any. Under the new agreement, Mr. Huseby will be eligible to participate in all employee benefits and long-term equity and other incentives on the same basis as similarly situated executives, all subject to the discretion of the Company’s Compensation Committee. Under the new agreement, Mr. Huseby will be entitled to severance payments if his employment is terminated by the Company (other than for Cause, as defined) or is terminated by him for Good Reason (defined to include reductions in annual salary or bonus target or certain changes in title or reporting lines). These severance payments would be in an amount not less than 2 times the sum of Mr. Huseby’s annual base salary and his annual target bonus as in effect at that time, 60% of which amount would be payable on the six month anniversary of the employment termination date and the remaining 40% payable on the twelve month anniversary of the employment termination date. In such a circumstance, Mr. Huseby would also be entitled to receive a pro rated bonus for the portion of the year he worked for the Company in the year of termination (paid to him if and when such bonuses are generally paid to similarly situated employees in the discretion of the Company’s Compensation Committee). All severance to Mr. Huseby would be conditioned on Mr. Huseby first executing a severance agreement to the Company’s satisfaction, including a general release by Mr. Huseby of the Company and its affiliates as well his agreement to various covenants including, for example, non-competition, non-solicitation of employees and confidentiality.

In March 2005, the Company amended the existing employment agreements of certain employees including Messrs. James L. Dolan, Ratner and Rutledge to address a recently

Proxy Statement 2006 - Cablevision

enacted change in the Internal Revenue Code that would result in the imposition of an additional tax on the employee as a result of payment under the agreements. The amendment to each employment agreement addresses this tax law change by delaying any severance payment by up to six months and, if such delay occurs, requiring payment into a “rabbi trust” for the benefit of the affected employee. The amendment does not change the amount of the payments under any employment agreement.

In February 1996, the Compensation Committee adopted the Cablevision Systems Corporation Supplemental Life Insurance Premium Payment Policy (the “Policy”). Under the Policy, at all times following a change of control (as described above) the Company would pay on behalf of certain senior executives of the Company, including Messrs. Charles F. Dolan, James L. Dolan and Ratner, all premiums on life insurance policies purchased by the Company for such executive officers, up to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of such senior executive’s policy as in effect immediately prior to the change of control.

Compensation Committee Interlocks and Insider Participation

As disclosed above, the Compensation Committee of the Board of Directors is comprised of Messrs. Hochman, Tese and Ryan. (See “ Report of Compensation Committee on Executive Compensation”). Messrs. Hochman, Tese and Ryan are not employees of the Company. Since 2005, Charles Tese, the brother of Vincent Tese, a member of the Compensation Committee, has been employed by Madison Square Garden, L.P., a subsidiary of the Company, in a non-executive officer position. Mr. Charles Tese’s annual salary is $101,500. He received less than $60,000 in total compensation from the Company in 2005.

Certain Relationships and Related Transactions

Charles D. Ferris, a director and a nominee for director, is a partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which provides legal services to the Company, and certain of its subsidiaries.

Patrick F. Dolan, a director of the Company and the President of News 12 Networks of the Company, earned a base salary of $227,700 and a bonus of $100,000 in 2005. The bonus was paid in 2006. Patrick F. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

Brian G. Sweeney, a director of the Company and the Company’s Senior Vice President — eMedia, earned a base salary of $555,988 and a bonus of $346,000 in 2005. The bonus was paid in 2006. Mr. Sweeney is the son-in-law of Charles F. Dolan and the brother-in-law of James L. Dolan, Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber.

Thomas C. Dolan, Executive Vice President and Chief Information Officer of the Company, received $384,615 in base salary in 2005 and a bonus of $1,528,464 for 2004. The bonus was paid in 2005. Thomas C. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Patrick F. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

Proxy Statement 2006 - Cablevision

Rosemary E. Aigner is employed by the Company as an executive secretary. Ms. Aigner is the mother-in-law of James L. Dolan. She earned a base salary (including overtime) of $83,066 and a bonus of $2,197 in 2005.

Kristin Aigner Dolan is a Senior Vice President — Business Strategy of Madison Square Garden Entertainment, a subsidiary of the Company. Ms. Dolan earned a base salary of $290,199 and a bonus of $213,000 in 2005. The bonus was paid in 2006. Kristin Aigner Dolan is the spouse of James L. Dolan, the daughter-in-law of Charles F. Dolan and the sister-in-law of Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber.

Edward Atwood is a Vice President Multimedia of the Company. Mr. Atwood earned a base salary of $218,034 and a bonus of $76,000 in 2005. The bonus was paid in 2006. Mr. Atwood is the brother-in-law of Charles F. Dolan.

Messrs. James L. Dolan and Ratner each have outstanding $3 million interest free loans from the Company that were made in 2000 under the terms of seven-year awards they received under the Long Term Incentive Plan. See the “Report of Compensation Committee on Executive Compensation”.

The Company holds a 49.9% voting interest and certain preferential distribution rights in Northcoast Communications, a wireless personal communications services (“PCS”) provider that held licenses to provide service in certain markets including Cleveland, Ohio. In May 2003, Northcoast Communications sold substantially all of its PCS licenses to Verizon Wireless for approximately $763 million. In July 2004, Northcoast Communications sold its Cleveland PCS business to an unaffiliated entity. The Company’s investment in Northcoast Communications was zero at December 31, 2005. Northcoast Communications is controlled by John Dolan, a nephew of Charles F. Dolan and a cousin of James L. Dolan.

The Company previously subleased an aircraft to an entity owned by Charles F. Dolan (“Dolan entity”). That sublease terminated on December 14, 2004. The Dolan entity paid the Company $115,807 in 2005 for certain sublease costs incurred during 2004. During the term of the sublease the Company had the right, through an “interchange agreement,” to use the aircraft subleased by the Dolan entity, and the Dolan entity had the right to use a similar aircraft leased by the Company from an unrelated third party. The interchange agreement provided for the exchange of equal flight hours of usage on each party’s respective aircraft and reimbursement of certain related expense differentials between the two aircraft. At the time the sublease terminated, the interchange agreement was extended to permit the Dolan entity to continue using the Company’s aircraft until certain excess hours that had been used by the Company on the Dolan entity aircraft were used up through the exchange (or unless earlier terminated by either party at any time, with any then remaining unused hours reimbursed in accordance with the interchange agreement). The Dolan entity reimbursed the Company $11,883 for aircraft expense differentials with respect to hours used during 2005 under the extended interchange agreement. As of December 31, 2005, the extended interchange agreement was still in effect.

Proxy Statement 2006 - Cablevision

The Company has time sharing agreements with an entity owned by Charles F. Dolan pursuant to which that entity may use helicopters owned by the Company and reimburses the Company for the usage at the maximum amount the Company legally may charge under Part 91 of the Federal Aviation Regulations. That entity paid the Company approximately $5,600 for usage of the helicopters in 2005. The Company has an aircraft lease agreement with an entity owned by Patrick F. Dolan pursuant to which the Company may lease a helicopter owned by that entity and an aircraft lease agreement with an entity owned by Charles F. Dolan and Patrick F. Dolan pursuant to which the Company may lease an aircraft owned by that entity, in each case at a fixed hourly cost for Company usage, if any. The Company paid the entities approximately $600 and $10,200, respectively, for usage of the aircraft in 2005. Under the aircraft management agreements the Company also provides aircraft management services for those aircraft for a monthly management fee and reimbursement of certain costs and expenses. The entities paid the Company approximately $17,800 and $127,000, respectively, for management of the aircraft in 2005. The Company leases excess hangar space to an entity owned by Charles F. Dolan for a monthly fee. That entity paid the Company approximately $14,100 for lease of the hangar space in 2005.

Certain cable television programming content is produced for a subsidiary of the Company by a production company, which is owned by members of the Dolan family, including Charles F. Dolan and James L. Dolan. The Company paid the production company approximately $289,387 for its services in 2005.

Fox Sports Net Ohio, a regional sports network in which the Company had a 60% interest until April 2005 when the Company and News Corporation restructured their ownership interests in Regional Programming Partners (a subsidiary of Rainbow Media Holdings LLC), and Cleveland Indians Baseball Club Limited Partnership (the “Indians”) are parties to a multi-year rights agreement under which Fox Sports Net Ohio pays license fees to the Indians in exchange for telecast rights to substantially all Indians’ games. Aggregate payments under the agreement from Fox Sports Net Ohio to the Indians were approximately $3 million in 2005 through April 2005. The Indians are owned by (i) Lawrence Dolan, a brother of Charles F. Dolan, the Company’s Chairman, (ii) a trust, the beneficiaries of which are Lawrence Dolan and certain descendants of Lawrence Dolan, and (iii) certain other trusts, the beneficiaries of which are certain descendants of Charles F. Dolan, including James L. Dolan, the Company’s Chief Executive Officer, and Thomas C. Dolan, Marianne Dolan Weber and Patrick F. Dolan, officers of the Company and siblings of James L. Dolan and a trust whose discretionary beneficiaries include Brian G. Sweeney, son-in-law of Charles F. Dolan, brother-in-law of James L. Dolan, and a director. Management control of the Indians is held by Lawrence Dolan.

In February 2005, the Company signed a letter of intent under which VOOM HD, LLC, a private company formed by two of the Company’s Class B stockholders, Charles F. Dolan and Thomas C. Dolan, had planned to acquire from the Company the business, assets and liabilities of the Company’s Rainbow DBS satellite business not included in the agreement

Proxy Statement 2006 - Cablevision

with EchoStar. The letter of intent between the Company and VOOM HD, LLC expired on February 28, 2005 without a definitive agreement being reached.

Following the expiration of the letter of intent, the Company began shutting down the Rainbow DBS satellite distribution operations. In March 2005, the Company entered into an agreement with Charles F. Dolan and Thomas C. Dolan (“March 2005 Agreement”) pursuant to which the parties agreed to work cooperatively to finalize the separation of Rainbow DBS from the Company. The Company agreed that no new shutdown activities would be undertaken at Rainbow DBS during the term of the agreement. In accordance with the March 2005 Agreement, Charles F. Dolan deposited $15 million with the Company to fund any expenditures above those contemplated in the shutdown budget, net of March revenue earned. This agreement terminated on March 31, 2005 and, in accordance with its terms, the distribution business of Rainbow DBS was shutdown effective April 30, 2005 and the Board of Directors confirmed such shutdown decision at a meeting on April 7, 2005.

Cash deposited by Charles F. Dolan under the March 2005 Agreement that was not used to fund costs or segregated to pay costs associated with new commitments or other agreements of $8.7 million was returned to him prior to December 31, 2005. Cash of $6.3 million deposited by Charles F. Dolan which was used to fund the incremental costs less March 2005 revenue earned related to the Rainbow DBS satellite distribution business, net of the related discounted income tax benefit to the Company, has been recorded as a deemed net equity contribution.

In July 2005, PVI Virtual Media Services, LLC (“PVI”), a subsidiary of the Company, entered into an agreement with Game Craft LLC (“Game Craft”), an entity owned by Mark Sweeney, brother of Brian G. Sweeney, a director of the Company and the son-in-law of Charles F. Dolan and brother-in-law of James L. Dolan. The agreement provides that PVI license certain data collection and surface mapping technology from Game Craft for use by PVI in the creation, marketing and performance of certain virtual enhancements for televised golf events and pay Game Craft a 50% share of the net revenue generated by PVI from the sale of such enhancements to advertisers and broadcasters. No amounts were paid by PVI to Game Craft in 2005.

From time to time, certain services, including employee services, of the Company are made available to members of the Dolan family and to entities owned by members of the Dolan family. It is the Company’s policy to receive reimbursement for the costs of these services.

Conflicts of Interest

Charles F. Dolan and certain other principal officers of the Company and various affiliates of the Company are subject to certain conflicts of interest. These conflicts include, but are not limited to, the following:

Business Opportunities. Charles F. Dolan may from time to time be presented with business opportunities, which would be suitable for the Company and affiliates of the Company in which Mr. Dolan and his family have varying interests. Mr. Dolan has agreed that he will own

Proxy Statement 2006 - Cablevision

and operate cable television systems only through the Company, except for cable television systems, which the Company elects not to acquire under its right of first refusal. Mr. Dolan will offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefore or interest therein that is offered or available to him or his family interests. If a majority of the members of the Board of Directors, who are not employees of the Company or any of its affiliates (the “Independent Directors”) rejects such offer, Mr. Dolan or such family interests may acquire or invest in such cable television system or franchise therefore or interest therein individually or with others on terms no more favorable to Mr. Dolan than those offered to the Company. Mr. Dolan’s interests in companies other than the Company, may conflict with his interest in the Company.

Except for the limitations on the ownership and operation of cable television systems as described above, Mr. Dolan is not subject to any contractual limitations with respect to his other business activities and may engage in programming and other businesses related to cable television. A significant portion of Mr. Dolan’s time may be spent, from time to time, in the management of such affiliates. Mr. Dolan will devote as much of his time to the business of the Company as is reasonably required to fulfill the duties of his office. During 2005, substantially all of Mr. Dolan’s professional time was devoted to the business of the Company.

In the event that Charles F. Dolan or any Dolan family interest decides to offer (other than to any Dolan family interest or an entity affiliated with Mr. Dolan) for sale for his, her or its account any of his, her or its ownership interest in any cable television system or franchise therefore, he, she or it will (subject to the rights of third parties existing at such time) offer such interest to the Company. Mr. Dolan or such Dolan family interest may elect to require that, if the Company accepts such offer, up to one-half of the consideration for such interest would consist of shares of Class B Stock, which shares will be valued at the prevailing market price of the Class A Stock and the remainder would consist of shares of Class A Stock and/or cash. If a majority of the Independent Directors rejects such offer, Mr. Dolan or such Dolan family interest may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company. Neither Charles F. Dolan nor any family interest currently owns interests in any cable television system or franchise therefore, other than through the Company.

The Company’s by-laws provide that the Company shall make any investment in or advance (other than the payment of compensation for services rendered to the Company) to any Dolan Affiliate only if such investment or advance is approved by a Special Committee of the Board comprised of directors who are not officers or employees of the Company or its subsidiaries or directors or officers of the relevant Dolan Affiliate. A “Dolan Affiliate” is defined to include Charles F. Dolan, various trusts created by or for the benefit of Charles F. Dolan or members of his family or any other corporation, partnership, association or other organization owned or controlled by Charles F. Dolan or members of his family. In practice, the Board has followed a stricter policy on transactions with members of the Dolan family, and generally refers all such transactions to the Special Committee or the Compensation Committee for its approval.

Proxy Statement 2006 - Cablevision

OUR EXECUTIVE OFFICERS

Our executive officers as of April 28, 2006 are:

Charles F. Dolan(1)	Chairman
James L. Dolan(1)	Chief Executive Officer and President
Hank J. Ratner	Vice Chairman
Thomas M. Rutledge	Chief Operating Officer
Michael P. Huseby	Executive Vice President and Chief Financial Officer
Thomas C. Dolan(2)	Executive Vice President and Chief Information Officer
Jonathan D. Schwartz	Executive Vice President and General Counsel
Victoria D. Salhus	Senior Vice President, Deputy General Counsel and Secretary
John Bier	Senior Vice President and Treasurer
Wm. Keith Harper	Senior Vice President, Controller and Principal Accounting Officer

(1)	Biographies of Messrs. Charles F. Dolan and James L. Dolan are on page 4 of this proxy statement.

(2)	Mr. Thomas C. Dolan has been on an unpaid leave of absence since April 18, 2005.

•	HANK J. RATNER, 47, Vice Chairman of the Company since December 2002. Vice Chairman of Rainbow Media Holdings LLC, a subsidiary of the Company, since June 2002. Vice Chairman of Madison Square Garden, a subsidiary of the Company, since November 2003. Director of Rainbow Media Holdings, Inc. from April 1997 to September 2003. Chief Operating Officer of Rainbow Media Holdings, Inc. from October 1999 to June 2002. Chief Operating Officer and Secretary of Rainbow Media Holdings, Inc. from October 1998 to October 1999. Executive Vice President & Secretary of Rainbow Media Holdings, Inc., a subsidiary of the Company, from October 1997 to October 1998. Executive Vice President Legal & Business Affairs & Secretary of Rainbow Media Holdings, Inc. from July 1993 to October 1997.

•	THOMAS M. RUTLEDGE, 52, Chief Operating Officer of the Company since April 2004. President, Cable and Communications of the Company from January 2002 to April 2004. President of Time Warner Cable from August 2001 to October 2001. Senior Executive Vice President of Time Warner Cable from April 1999 to August 2001.

•	MICHAEL P. HUSEBY, 51, Executive Vice President and Chief Financial Officer of the Company since August 2004. Executive Vice President and Chief Financial Officer of Charter Communications, Inc. from January 2004 to August 2004. Consultant to Comcast Corporation and to Charter Communications, Inc. as President and founder of MPH Associates Inc. from January 2003 to January 2004. Executive Vice President and Chief Financial Officer of AT&T Broadband from January 2000 to December 2002. Prior to joining AT&T, Mr. Huseby was a Partner in the professional services firm of Andersen Worldwide for ten years.

Proxy Statement 2006 - Cablevision

•	THOMAS C. DOLAN, 53, Director from March 1998 to May 2005. Executive Vice President and Chief Information Officer of the Company since October 2001. Senior Vice President and Chief Information Officer of the Company from February 1996 to October 2001. Vice President and Chief Information Officer of the Company from July 1994 to February 1996. General manager of the Company’s East End Long Island cable system from November 1991 to July 1994. System Manager of the Company’s East End Long Island cable system from August 1987 to October 1991. Thomas C. Dolan is the son of Charles F. Dolan and brother of Patrick F. Dolan, James L. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

•	JONATHAN D. SCHWARTZ, 44, Executive Vice President and General Counsel since August 2003. Senior Vice President and Deputy General Counsel for Time Warner Inc. from August 2002 to July 2003. General Counsel for Napster, Inc. from May 2001 to August 2002. Associate Deputy Attorney General and Principal Associate Deputy Attorney General at the United States Department of Justice from April 1997 to May 2001.

•	VICTORIA D. SALHUS, 56, Senior Vice President, Deputy General Counsel and Secretary since June 2003. Senior Vice President and Deputy General Counsel from January 2002 to June 2003. Vice President and Associate General Counsel from May 1999 to January 2002.

•	JOHN BIER, 61, Senior Vice President and Treasurer of the Company since April 2004. Senior Vice President, Treasury from January 2000 to April 2004.

•	WM. KEITH HARPER, 51, Senior Vice President, Controller and Principal Accounting Officer of the Company since October 2004. Partner in KPMG LLP from June 2002 to December 2003. Partner in Arthur Andersen LLP from September 1992 to June 2002.

STOCK OWNERSHIP TABLE

This table shows the number and percentage of shares of Cablevision NY Group Class A common stock (“CNYG Class A Stock”) and Cablevision NY Group Class B common stock (“CNYG Class B Stock”) owned of record and beneficially as of April 17, 2006 by each director and each executive officer of the Company named in the summary compensation table. The table also shows the name, address and the number and percentage of shares owned by persons beneficially owning more than five (5%) percent of any class based upon filings made by those persons with the SEC on or prior to April 17, 2006.

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class		Combined Voting Power of all Classes of Stock Beneficially Owned(1)(2)
Dolan Family Group (3) 340 Crossways Park Drive Woodbury, NY 11797	CNYG Class A Stock CNYG Class B Stock	4,414,617 63,821,814	2.0 100	% %
74.4%

Charles F. Dolan (3)(4)(11) 1111 Stewart Avenue Bethpage, NY 11714	CNYG Class A Stock CNYG Class B Stock	1,786,542 28,681,887	* 44.9%
33.4%

Proxy Statement 2006 - Cablevision

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of all Classes of Stock Beneficially Owned(1)(2)
Helen A. Dolan (3)(5) 1111 Stewart Avenue Bethpage, NY 11714	CNYG Class A Stock CNYG Class B Stock	1,786,542 28,681,887	* 44.9%	33.4%
Charles F. Dolan 2004 Grantor Retained Annuity Trust (3)(4) 340 Crossways Park Drive Woodbury, NY 11797	CNYG Class A Stock CNYG Class B Stock	— 3,732,146	* 5.8%	4.3%
Gabelli Asset Management, Inc.(6) GAMCO Investors, Inc.(6) One Corporate Center Rye, NY 10580	CNYG Class A Stock CNYG Class B Stock	22,608,000 —	10.0 —%	2.6%
CAM North America LLC (7) Smith Barney Fund Management LLC (7) Salomon Brothers Asset Management Inc. (7) 399 Park Avenue New York, NY 10022	CNYG Class A Stock CNYG Class B Stock	27,546,563 —	12.2 —%	3.2%
Capital Group International, Inc.(8) 11100 Santa Monica Blvd Los Angeles, CA 90025	CNYG Class A Stock CNYG Class B Stock	11,676,400 —	5.2 —%	1.4%
James L. Dolan(3)(9)(11)	CNYG Class A Stock CNYG Class B Stock	882,701 —	* —	*
Hank J. Ratner (10)(11)	CNYG Class A Stock CNYG Class B Stock	783,474 —	* —	*
Thomas M. Rutledge (11)	CNYG Class A Stock CNYG Class B Stock	492,463 —	* —	*
Michael P. Huseby (11)	CNYG Class A Stock CNYG Class B Stock	23,334 —	* —	*
Patrick F. Dolan(3)(11)(12)	CNYG Class A Stock CNYG Class B Stock	109,141 —	* —	*
Rand V. Araskog(13)	CNYG Class A Stock CNYG Class B Stock	30,552 —	* —	*
Frank J. Biondi (13)	CNYG Class A Stock CNYG Class B Stock	5,782 —	* —	*
Charles D. Ferris(13)	CNYG Class A Stock CNYG Class B Stock	113,213 —	* —	*
Richard H. Hochman(13)	CNYG Class A Stock CNYG Class B Stock	120,195 —	* —	*
Victor Oristano(13)	CNYG Class A Stock CNYG Class B Stock	58,970 —	* —	*
Thomas V. Reifenheiser(13)	CNYG Class A Stock CNYG Class B Stock	47,301 —	* —	*

Proxy Statement 2006 - Cablevision

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class		Combined Voting Power of all Classes of Stock Beneficially Owned(1)(2)
John R. Ryan(13)	CNYG Class A Stock CNYG Class B Stock	47,301 —	* —		*
Brian G. Sweeney(3)(11)(14)	CNYG Class A Stock CNYG Class B Stock	94,029 —	* —		*
Vincent Tese(13)	CNYG Class A Stock CNYG Class B Stock	71,733 —	* —		*
Leonard Tow(13)	CNYG Class A Stock CNYG Class B Stock	5,552 —	* —		*
Marianne Dolan Weber(3)(13) 1111 Stewart Avenue Bethpage, NY 11714	CNYG Class A Stock CNYG Class B Stock	11,933 —	* —		*
All executive officers and directors as a group (22) persons (3)(4)(9)(10)(11)(12)(13)(14)	CNYG Class A Stock CNYG Class B Stock	5,100,037 28,681,887	2.3 44.9	% %	33.8%
Paul J. Dolan (3)(15) 100 Corporate Place, Suite 150 Chardon, OH 44024	CNYG Class A Stock CNYG Class B Stock	67,836 15,857,194	* 24.8%		18.4%
Kathleen M. Dolan (3)(16) 1111 Stewart Avenue Bethpage, NY 11714	CNYG Class A Stock CNYG Class B Stock	6,381 30,181,220	* 47.3%		34.9%
Mary S. Dolan(3)(17) 300 So. Riverside Plaza, Suite 1480 Chicago, IL 60606	CNYG Class A Stock CNYG Class B Stock	30,587 7,219,987	* 11.3%		8.4%
Deborah A. Dolan-Sweeney (3)(18) 1111 Stewart Avenue Bethpage, NY 11714	CNYG Class A Stock CNYG Class B Stock	94,029 —	* —		*
Matthew J. Dolan(3)(19) 231 Main Street Court House Annex Chardon, OH 44024	CNYG Class A Stock CNYG Class B Stock	3,850 7,271,042	* 11.4%		8.4%
Dolan Family LLC(3)(20) 340 Crossways Park Drive Woodbury, NY 11797	CNYG Class A Stock CNYG Class B Stock	— 7,977,325	— 12.5%		9.2%
Charles F. Dolan 2001 Family Trust (3) 340 Crossways Park Drive Woodbury, NY 11797	CNYG Class A Stock CNYG Class B Stock	— 4,549,196	* 7.1%		5.3%
Lawrence J. Dolan(3)(21) Jacobs Field 2401 Ontario St., Cleveland, Ohio 44115	CNYG Class A Stock CNYG Class B Stock	— 4,549,196	* 7.1%		5.3%

Proxy Statement 2006 - Cablevision

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of all Classes of Stock Beneficially Owned(1)(2)
David M. Dolan(3)(22) 7 Glenmaro Lane St. Louis, MO 63131	CNYG Class A Stock CNYG Class B Stock	1,261,996 4,549,196	* 7.1%	5.4%

*	Less than 1%

(1)	Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of CNYG Class A Stock is exclusive of the shares of CNYG Class A Stock that are issuable upon conversion of shares of CNYG Class B Stock.

(2)	Shares of CNYG Class B Stock are convertible into shares of CNYG Class A Stock at the option of the holder on a share for share basis. The holder of one share of CNYG Class A Stock has one vote per share at a meeting of our stockholders and the holder of one share of CNYG Class B Stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of CNYG Class A Stock have the right to elect 25% of the Board of Directors rounded up to the nearest whole director and the holders of CNYG Class B Stock have the right to elect the remaining members of the Board of Directors.

(3)	Members of the Dolan family have formed a “group” for purposes of Section 13D of the Securities and Exchange Act of 1934. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as Trustee of the Charles F. Dolan 2004 Grantor Retained Annuity Trust (the “2004 GRAT”); Helen A. Dolan; James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Dolan Descendants Trust, the Dolan Grandchildren Trust, the Dolan Spouse Trust, and the Dolan Progeny Trust (collectively, the “Family Trusts”), the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Deborah Trust, the DC Marianne Trust, the CFD Trust No. 1, the CFD Trust No. 2, the CFD Trust No. 3, the CFD Trust No. 4, the CFD Trust No. 5 and the CFD Trust No. 6 and as sole Trustee of the Marissa Waller 1989 Trust, the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne Dolan Weber; Deborah A. Dolan-Sweeney; Lawrence J. Dolan, as a Trustee of the Charles F. Dolan 2001 Family Trust (the “2001 Trust”); David M. Dolan, as Trustee of the 2001 Trust; Paul J. Dolan, as a Trustee of each of the Family Trusts, the DC Kathleen Trust, the DC James Trust, the CFD Trust No. 1 and the CFD Trust No. 6, and as Trustee of the CFD Trust # 10; Matthew J. Dolan, as a Trustee of the DC Marianne Trust, the DC Thomas Trust, the CFD Trust No. 3 and the CFD Trust No. 5; Mary S. Dolan, as a Trustee of the DC Deborah Trust, the DC Patrick Trust, the CFD Trust No. 2 and the CFD Trust No. 4; and Dolan Family LLC, a limited liability company. The Group Members may be deemed to beneficially own an aggregate of 68,236,431 shares of CNYG Class A Stock as a result of their beneficial ownership of (i) 4,414,617 shares of CNYG Class A Stock (including 1,296,439 shares of restricted stock and 388,243 shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on April 17, 2006, were unexercised but were exercisable within a period of 60 days) and (ii) 63,821,814 shares of CNYG Class A Stock issuable upon conversion of an equal number of shares of CNYG Class B Stock. See footnotes: (4)(5)(9)(11) through (22).

Proxy Statement 2006 - Cablevision

(4)	Charles F. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 3,732,146 shares of CNYG Class B Stock owned of record by the 2004 GRAT and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 1,189,350 shares of CNYG Class A Stock owned of record by the Dolan Family Foundation, of which he is a member, all of which are included in the Stock Ownership Table. He disclaims beneficial ownership of 1,189,350 shares of CNYG Class A Stock owned of record by the Dolan Family Foundation.

(5)	Helen A. Dolan holds no Cablevision NY Group securities directly. She may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of (a) 1,189,350 shares of CNYG Class A Stock owned of record by the Dolan Family Foundation, of which she is a member, and (b) 597,192 shares of CNYG Class A Stock (including 370,000 shares of restricted stock and 216,267 shares issuable upon exercise of options which on April 17, 2006 were unexercised but were exercisable within a period of 60 days) owned of record by Charles F. Dolan personally, 24,949,741 shares of CNYG Class B Stock owned of record by Charles F. Dolan personally and 3,732,146 shares of CNYG Class B Stock owned of record by the 2004 GRAT, all of which are included in the Stock Ownership Table. Helen A. Dolan disclaims beneficial ownership of all such securities.

(6)	The Company has been informed that certain operating subsidiaries of Gabelli Asset Management, Inc. (“GAMI”) beneficially held, or exercise investment discretion over various institutional accounts which beneficially held as of February 11, 2004, an aggregate of 22,608,000 shares of CNYG Class A Stock. The Company has been informed that GAMCO Investors, Inc., an investment advisor registered under the Investment Advisors Act of 1940, as amended, and a wholly-owned subsidiary of GAMI, held sole dispositive power over 15,286,905 shares of CNYG Class A Stock and sole voting power over 14,202,905 shares of CNYG Class A Stock.

(7)	The Company has been informed that CAM North America LLC, Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc. held as a group, in accordance with Part 240.13d-1(b)(1)(ii)(J) of the Securities and Exchange Act of 1934, shared voting and dispositive power over 27,546,563 shares of CNYG Class A Stock as of December 31, 2005.

(8)	The Company has been informed that Capital Group International, Inc. (“CGII”) is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over 11,676,400 shares of CNYG Class A Stock as of December 31, 2005. CGII does not have investment power or voting power over any of these securities. However, by virtue of Rule 13d-3 under Securities Exchange Act of 1934, CGII may be deemed to beneficially own 11,676,400 shares of CNYG Class A Stock.

(9)	James L. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 159 shares of CNYG Class A Stock held as custodian for a minor child and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 16,846 shares of CNYG Class A Stock (including 14,512 shares of restricted stock and 2,334 shares issuable upon exercise of options which on April 17, 2006 were unexercised but were exercisable within a period of 60 days) owned of record by his spouse, all of which are included in the Stock Ownership Table. He disclaims beneficial ownership of 159 shares of CNYG Class A Stock held as custodian for a minor child, and 16,846 shares of CNYG Class A Stock (including 14,512 shares of restricted stock and 2,334 shares issuable upon exercise of options which on April 17, 2006 were unexercised but were exercisable within a period of 60 days) owned of record by his spouse.

(10)	Includes 16,965 shares of CNYG Class A Stock owned jointly with his spouse, Randy Ratner. Also includes 159 shares of CNYG Class A Stock owned by a minor child.

Proxy Statement 2006 - Cablevision

(11)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan, which on April 17, 2006, were unexercised but were exercisable within a period of 60 days. These amounts include the following number of shares of CNYG Class A Stock for the following individuals: Mr. Charles F. Dolan 216,267; Mr. James L. Dolan 123,333; Mr. Ratner 212,767; Mr. Rutledge 110,001; Mr. Patrick F. Dolan 22,244; Mr. Huseby 3,334; and Mr. Sweeney 20,065; all executive officers and directors as a group 773,704.

(12)	Includes 1,228 shares of CNYG Class A Stock owned by a trust for the benefit of a minor child for which Patrick F. Dolan serves as a trustee. Patrick F. Dolan disclaims beneficial ownership of these shares.

(13)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Stock Plan for Non-Employee Directors. These amounts include the following number of shares of CNYG Class A Stock for the following individuals: Mr. Araskog 4,000; Mr. Biondi 4,000; Mr. Ferris 50,478; Mr. Hochman 46,098; Mr. Oristano 53,669; Mr. Reifenheiser 42,000; Mr. Ryan 42,000; Mr. Tese 46,098; Dr. Tow 4,000; and Ms. Dolan Weber 4,000.

(14)	Includes 6,381 shares of CNYG Class A Stock owned directly by his spouse, Deborah A. Dolan-Sweeney. Brian G. Sweeney disclaims beneficial ownership of the shares owned by his spouse.

(15)	Paul J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 12,236 shares of CNYG Class A Stock held as custodian for minor children, 41,171 shares of CNYG Class A Stock and 409,511 shares of CNYG Class B Stock owned of record by the CFD Trust #10, of which he is the trustee, and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 14,429 shares of CNYG Class A Stock owned jointly with his spouse, and an aggregate of 15,447,683 shares of Class B Common Stock owned of record by the Family Trusts, the DC James Trust, the DC Kathleen Trust, the CFD Trust No. 1 and the CFD Trust No. 6, of which he is a co-trustee, and Dolan Family LLC, all of which are included in the Stock Ownership Table. Mr. Dolan is a co-trustee of each of the trusts that is a member of Dolan Family LLC. He disclaims beneficial ownership of the 12,236 shares of CNYG Class A Stock held as custodian for minor children, the 41,171 shares of CNYG Class A Stock and 409,511 shares of CNYG Class B Stock owned of record by the CFD Trust #10, and an aggregate of 15,447,683 shares of CNYG Class B Stock owned of record by the Family Trusts, Dolan Family LLC, the DC James Trust, the DC Kathleen Trust, the CFD Trust No. 1 and the CFD Trust No. 6.

(16)	Kathleen M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 242,508 shares of CNYG Class B Stock owned of record by the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust, the Marissa Waller 1989 Trust and the Tara Dolan 1989 Trust, of which she is the sole trustee, and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 29,938,712 shares of CNYG Class B Stock owned of record by the Family Trusts, the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Marianne Trust, the DC Deborah Trust and the CFD Trusts Nos. 1 – 6, of which she is a co-trustee, and Dolan Family LLC, all of which are included in the Stock Ownership Table. Ms. Dolan is a co-trustee of each of the trusts that is a member of Dolan Family LLC. She disclaims beneficial ownership of 30,181,220 shares of CNYG Class B Stock owned of record by the Family Trusts, Dolan Family LLC, the DC James Trust, the DC Thomas Trust, the DC Patrick Trust, the DC Kathleen Trust, the DC Marianne Trust, the DC Deborah Trust, the CFD Trusts Nos. 1 - 6, the Marissa Waller 1989 Trust, the Charles Dolan 1989 Trust (for the benefit of Charles P. Dolan), the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust.

(17)	Mary S. Dolan may be deemed to have (a) the current sole power to vote or direct the vote and to dispose of or direct the disposition of 6,750 shares of CNYG Class A Stock held as custodian for a

Proxy Statement 2006 - Cablevision

minor child, and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 23,837 shares of CNYG Class A Stock owned jointly with her spouse and an aggregate of 7,219,987 shares of CNYG Class B Stock owned of record by the DC Deborah Trust, DC Patrick Trust, the CFD Trust No. 2 and the CFD Trust No. 4, of which she is a co-trustee, all of which are included in the Stock Ownership Table. She disclaims beneficial ownership of 6,750 shares of CNYG Class A Stock held as custodian for a minor child and an aggregate of 7,219,987 shares of CNYG Class B Stock owned of record by the DC Deborah Trust, the DC Patrick Trust, the CFD Trust No. 2 and the CFD Trust No. 4.

(18)	Deborah A. Dolan-Sweeney may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 87,648 shares of CNYG Class A Stock (including 58,637 shares of restricted stock and 20,065 shares issuable upon exercise of options which on April 17, 2006 were unexercised but were exercisable within a period of 60 days) owned of record by her spouse, which are included in the Stock Ownership Table. She disclaims beneficial ownership of the securities owned of record by her spouse.

(19)	Matthew J. Dolan may be deemed to have (a) the current sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,450 shares of CNYG Class A Stock held as custodian for a minor child, and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 7,271,042 shares of CNYG Class B Stock owned of record by the DC Marianne Trust, the DC Thomas Trust, the CFD Trust No. 3 and the CFD Trust No. 5, of which he is a co-trustee, all of which are included in the Stock Ownership Table. He disclaims beneficial ownership of 1,450 shares of CNYG Class A Stock held as custodian for a minor child and an aggregate of 7,271,042 shares of CNYG Class B Stock owned of record by the DC Marianne Trust, the DC Thomas Trust, the CFD Trust No. 3 and the CFD Trust No. 5.

(20)	Dolan Family LLC has no voting power and shares investment power over the shares of CNYG Class B Stock owned by it.

(21)	Lawrence J. Dolan holds no Cablevision NY Group securities directly. He may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 4,549,196 shares of CNYG Class B stock owned of record by the 2001 Trust, of which he is a co-trustee, which are included in the Stock Ownership Table. He disclaims beneficial ownership of all such securities.

(22)	David M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 40,773 shares of CNYG Class A Stock owned of record by the David M. Dolan Revocable Trust and 1,196,823 shares of CNYG Class A Stock owned of record by the Charles F. Dolan Charitable Remainder Trust, of which he is trustee, and (b) the current shared power to vote or direct the vote of and to dispose of or to direct the disposition of 3,900 shares of CNYG Class A Stock owned jointly with his spouse, 500 shares of CNYG Class A Stock held by his spouse as custodian for a minor member of his household, 20,000 shares of CNYG Class A Stock owned of record by the Ann H. Dolan Revocable Trust, and 4,549,196 shares of CNYG Class B Stock owned of record by the 2001 Trust, of which he is a co-trustee, all of which are included in the Stock Ownership Table. David M. Dolan disclaims beneficial ownership of the 1,196,823 shares of CNYG Class A Stock owned of record by the Charles F. Dolan Charitable Remainder Trust, 500 shares of CNYG Class A Stock held by his spouse as custodian for a minor member of his household, 20,000 shares of CNYG Class A Stock owned of record by the Ann H. Dolan Revocable Trust, and 4,549,196 shares of CNYG Class B Stock owned of record by the 2001 Trust. The Stock Ownership Table excludes 950 shares of CNYG Class A Stock held by persons who are members of David M. Dolan’s household and David M. Dolan disclaims beneficial ownership of these shares.

Proxy Statement 2006 - Cablevision

The Dolan family interests (other than Charles F. Dolan and certain trusts) have agreed with the Company that in the case of any sale or disposition by Dolan family interests (other than Charles F. Dolan and certain trusts) of shares of Class B Stock to a holder other than Charles F. Dolan or Dolan family interests, the Class B Stock will be converted on the basis of one share of Class A Stock for each share of Class B Stock.

Charles F. Dolan, members of his family and related family entities, by virtue of their ownership of Class B Stock, are able collectively to control stockholder decisions on matters in which holders of Class A and Class B Stock vote together as a class, and to elect up to 75% of the Company’s Board of Directors. In addition, Charles F. Dolan, members of the Dolan family and related family entities entered into a Class B Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block for the election of Class B directors and any change of control transaction. A purpose of this agreement is to consolidate the Dolan family control of the Company.

Registration Rights. The Company has granted to each of Charles F. Dolan, certain Dolan family interests and the Dolan Family Foundation the right to require the Company to register, at any time prior to the death of both Mr. Dolan and his spouse, the shares of Class A Stock held by them provided that the shares requested to be registered shall have an aggregate market value of at least $3,000,000. There is no limitation on the number or frequency of the registrations that such parties can demand pursuant to the preceding sentence. After the death of both Mr. Dolan and his spouse, such parties will be permitted one additional registration. In addition, the Company has granted such parties “piggyback” rights pursuant to which they may require the Company to register their holdings of Class A Stock on any registration statement under the Act with respect to an offering by the Company or any security holder thereof (other than a registration statement on Form S-8 and S-4 or any successor form thereto).

The demand and “piggyback” registration rights referred to above are subject to certain limitations, which are intended to prevent undue interference with the Company’s ability to distribute securities.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, each person who, at any time during its fiscal year ended December 31, 2005, was a director, officer or beneficial owner of more than ten percent of the Class A Stock that failed to file on a timely basis any such reports. Based on such review, the Company is aware of no such failure other than reports on Form 4 filed by James L. Dolan reporting an option grant to his spouse and Thomas C. Dolan reporting an option exercise, each of which was filed after the required filing date.

Proxy Statement 2006 - Cablevision

Matters Raised At The 2006 Annual Meeting Not Included In This Proxy Statement

We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

Under our by-laws, in order to properly bring a proposal before the annual meeting, a stockholder must give the Company notice of the proposal not less than 60, nor more than 90 days prior to the date of the meeting. If, however, less than 70 days prior notice of the meeting date is given to stockholders, stockholders may notify the Company of a proposal up until the tenth day following the announcement. Under these criteria, stockholders have until May 8, 2006, to provide the Company with notice of a matter to be brought before the 2006 annual meeting.

Stockholder Proposals for 2007 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2007 annual meeting must submit their proposals to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714 on or before December 31, 2006. Any such proposal must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2007 proxy statement.

In accordance with our by-laws, in order to be properly brought before the 2007 annual meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to Cablevision Systems Corporation, Corporate Secretary, 1111 Stewart Avenue, Bethpage, New York 11714, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first so announced or disclosed.

Proxy Statement 2006 - Cablevision

Annual Report and Form 10-K

Our annual report for our 2005 fiscal year, including our financial statements, is enclosed with this proxy statement. WE WILL FURNISH (UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY STOCKHOLDER WHO REQUESTS ONE IN WRITING. Any such request should be directed to Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.

Victoria D. Salhus

Senior Vice President,

Deputy General Counsel

and Secretary

Bethpage, New York

April 28, 2006

Proxy Statement 2006 - Cablevision

EXHIBIT A

Cablevision Systems Corporation 2006 Employee Stock Plan

1.        Purpose.  The purpose of the Cablevision Systems Corporation 2006 Employee Stock Plan is to compensate employees of the Company and its Affiliates who are and have been largely responsible for the management and growth of the business of the Company and its Affiliates and to advance the interest of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees upon whose judgment and keen interest the Company and its Affiliates are largely dependent for the successful conduct of their operations. It is anticipated that such compensation and the acquisition of such proprietary interest in the Company will stimulate the efforts of such employees on behalf of the Company and its Affiliates, and strengthen their desire to remain with the Company and its Affiliates. It is also expected that such compensation and the opportunity to acquire such a proprietary interest will enable the Company and its Affiliates to attract and retain desirable personnel.

2.        Definitions.  When used in this Plan, unless the context otherwise requires:

(a)        “Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interest of such Entity.

(b)        “Award” shall mean an Option, Right, Restricted Share or Restricted Stock Unit or other equity based award which is granted or made under the Plan.

(c)        “Award Agreement” shall mean an agreement which may be entered into by a Participant under the Plan and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(d)        “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(e)        “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(f)        “Company” shall mean Cablevision Systems Corporation, a Delaware corporation.

(g)        “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to

Proxy Statement 2006 - Cablevision

administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(h)        “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(i)        “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

(j)        “GAAP” shall mean accounting principles generally accepted in the United States of America.

(k)        “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(l)        “Options” shall mean the stock options granted pursuant to Section 6 hereof.

(m)        “Participant” shall mean any employee or former employee of the Company or any Affiliate who holds an outstanding Award granted under the Plan.

(n)        “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee. To the extent that an Award of Restricted Shares or Restricted Stock Units or another stock based award (other than Options and Rights) is intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code, the Performance Criteria with respect to such Award shall be related to measures of one or more of the criteria listed below. Such criteria may be determined by reference to the performance of the Company, an Affiliate or a business unit, product or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, homes passed, basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings, viewership, facilities utilization or attendance; (ix) sports team performance; (x) operating metrics relating to sales, installations or customer service or satisfaction; (xi) capital spending management, network

Proxy Statement 2006 - Cablevision

upgrades or product or service deployments; (xii) a specified increase in the Fair Market Value of the Shares; (xiii) a specified increase in the private market value of the Company; (xiv) Share price; (xv) earnings per share and/or (xvi) total shareholder return.

(o)        “Plan” shall mean this Cablevision Systems Corporation 2006 Employee Stock Plan, as amended from time to time.

(p)        “Prior Plan” shall mean the Employee Stock Plan.

(q)        “Restricted Period” shall mean the period of time during which Restrictions shall apply to a Restricted Share, as determined by the Committee pursuant to Section 9 hereof.

(r)        “Restricted Shares” shall mean the Shares awarded pursuant to Section 9 hereof that are subject to restrictions upon their sale, assignment, transfer, pledge or other disposal or encumbrance as determined by the Committee.

(s)        “Restricted Stock Units” shall mean awards made pursuant to Section 10 hereof, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(t)        “Restrictions” shall mean the restrictions upon sale, assignment, transfer, pledge or other disposal or encumbrance on a Restricted Share as determined by the Committee in respect of an Award of a Restricted Share pursuant to Section 9 hereof.

(u)        “Rights” shall mean stock appreciation rights granted pursuant to Section 7 of the Plan.

(v)        “Share” shall mean a share of Cablevision NY Group Class A Common Stock, par value $0.01 per share.

(w)        “Subsidiary” shall mean any “subsidiary corporation,” as defined in Section 424(f) of the Internal Revenue Code.

3.        Administration.

(a)        The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors”, as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and “outside directors” as defined in Section 162(m) of the Internal Revenue Code; provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Internal Revenue Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

Proxy Statement 2006 - Cablevision

(b)        The Committee shall have full authority, subject to the terms of the Plan (including Section 19), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term or condition of an Award on the achievement of Performance Criteria, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any goals, restrictions, conditions or Performance Criteria (subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award) applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c)        No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that

Proxy Statement 2006 - Cablevision

the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4.        Participants.  Except as hereinafter provided, all employees of the Company and its Affiliates shall be eligible to receive Awards under the Plan, except that Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code shall be granted only to employees of the Company or a Subsidiary. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5.        Share Limitations.

(a)        The Committee may make Awards under this Plan for up to an aggregate number of 23,000,000 Shares, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award (under this Plan or the Prior Plan) shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares, (ii) any Shares under an Award (under this Plan or the Prior Plan) are not issued because of payment or withholding obligations or (iii) Restricted Shares (under this Plan or the Prior Plan) shall revert back to the Company prior to the lapse of the Restrictions or be applied by the Company for purposes of tax withholding obligations, then the Committee may also grant Awards with respect to such Shares or Restricted Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

(b)        In no event shall any Participant be granted Awards during any one (1) calendar year for, or that relate to, an aggregate number of Shares exceeding 2,000,000. The maximum number of Shares underlying Awards that may be granted to an individual in any one (1) calendar year under the Plan shall be adjusted by the Committee as appropriate to account for the events provided for in Section 12 hereof.

6.        Options.  Options granted under the Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options, as determined by the Committee in its sole discretion.

(a)        Terms and Conditions.  The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and

Proxy Statement 2006 - Cablevision

conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of an Option including, without limitation, conditions the satisfaction of which are measured by Performance Criteria; provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code. Unless the Award Agreement specifies that the Option is an incentive stock option, it shall be a non-qualified stock option. All or any part of any Options granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b)        Exercise Price for Options.  The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 12 hereof.

(c)        Duration of Options.  The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

(d)        Incentive Stock Options Granted to Ten Percent Stockholders.  To the extent required by Section 422 of the Internal Revenue Code, no Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any employee who, at the time the Option is granted, owns, or is considered owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, unless the exercise price under such Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date such Option is granted and the duration of such option is no more than five (5) years.

(e)        Initial Exercisability Limitation.  The aggregate Fair Market Value (determined at the time that an Option is granted) of the Shares with respect to incentive stock options granted in any calendar year under all stock option plans of the Company or any corporation which (at the time of the granting of such incentive stock option) was a parent or Subsidiary of the Company, or of any predecessor corporation of any such corporation, which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or, if different, the maximum allowed under Section 422 of the Internal Revenue Code.

(f)        Settlement of an Option.  When an Option is exercised pursuant to Section 8 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product

Proxy Statement 2006 - Cablevision

obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

7.        Rights.  The Committee may grant to employees the right to receive such number of Rights, as determined by the Committee in its sole discretion.

(a)        Terms and Conditions.  The form, terms and conditions of each Right shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Rights as well as the conditions or circumstances upon which such Rights may be accelerated, extended, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the vesting or exercise of a Right including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Rights granted to any Participant may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b)        Exercise Price for Rights.  The exercise price of each Right shall be fixed by the Committee at the time a Right is granted, but in no event shall it be less than the Fair Market Value of a Share on the day on which the Right is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Right or Section 12 hereof.

(c)        Duration of Rights.  The duration of any Right granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the event the Participant dies while the Right is outstanding, the Right will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Right was granted.

(d)        Settlement of Rights.  Upon the exercise of any Rights, the Participant shall be entitled to receive from the Company an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Rights are exercised over the exercise price of the related Right by (ii) the number of Shares to which such Rights are related. Such amount shall be paid in cash, in Shares having a Fair Market Value equal to such amount, or a combination of cash and Shares, as the Committee shall determine at the time the Right is exercised or at the time the Right is granted.

8.        Exercise of Options and Rights.

(a)        An Option or Right shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed

Proxy Statement 2006 - Cablevision

by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect. Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option.

(b)        Except to the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d) hereof, within a reasonable time after exercise of an Option or Right the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or Right or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option or Right in cash pursuant to Section 6(f) or 7(d), within a reasonable time after exercise of an Option or Right the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option or Right.

9.        Restricted Shares.  The Committee may grant to employees the right to receive such number of Restricted Shares, as determined by the Committee in its sole discretion.

(a)        Issuance; Terms and Conditions.  The form, terms and conditions of each Restricted Share shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the Restrictions upon such Restricted Shares, the dates as of which Restrictions upon such Restricted Shares will cease, and the conditions or circumstances upon which such Restricted Shares will be forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more Restrictions to the vesting of a Restricted Share that relate to the satisfaction of Performance Criteria.

(b)        Payment of Par Value.  To the extent a Participant is required by law to pay to the Company the par value of a Restricted Share, such Participant shall have forty-five (45) business days from the date of such grant to pay to the Company, in cash or by check, an amount equal to the par value of a Share multiplied by the number of Shares or Restricted Shares which have been granted to the employee by the Committee. In such instances, if the Participant fails to make payment to the Company for such Shares or Restricted Shares within forty-five (45) business days of the grant thereof, the Company shall withhold, or shall cause to be withheld, the amount of such payment from compensation otherwise due the employee from the Company or any Affiliate. Unless the Committee determines otherwise, a Participant’s prior service with the Company or any of its Affiliates shall be deemed sufficient consideration for such Restricted Shares and no payment therefore (including, without limitation, for the par value of the Restricted Shares) shall be due from the Participant. Subject to the provisions of Section 15 hereof, the Committee, in its sole discretion, shall either issue to the employee a certificate representing such Restricted Shares or credit the number of such Restricted Shares to a book-entry account upon the payment due, if any, pursuant to this paragraph.

Proxy Statement 2006 - Cablevision

(c)        Restriction on Shares.  In no event shall a Restricted Share be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until the expiration of the Restricted Period which relates to such Restricted Share. All or any part of any outstanding Restricted Shares granted to any Participant may be vested in full and the Restrictions thereon shall lapse upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(d)        Forfeiture of Restricted Shares.  If Restricted Shares are forfeited pursuant to the terms of the Plan or an Award Agreement, such Restricted Shares shall revert back and belong to the Company. In the event that any Restricted Shares should be forfeited by the Participant, revert back and belong to the Company, any stock certificate or certificates representing such Restricted Shares shall be cancelled and the Restricted Shares shall be returned to the treasury of the Company. Upon the reversion of such Restricted Shares, the Company shall repay to the employee or (in the case of death) to the representative of the employee’s estate, the full cash amount paid, if any, to the Company by the employee for such Restricted Shares pursuant to Section 9(b) hereof.

(e)        Right to Vote and Receive Dividends on Restricted Shares.  Each Participant shall, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. Unless the Committee determines otherwise, during the Restricted Period, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any Restricted Share shall be retained by the Company for the account of the relevant Participant. Such dividends shall revert back to the Company if for any reason the Restricted Share upon which such dividends were paid reverts back to the Company. Upon the expiration of the Restricted Period, all such dividends made on such Restricted Share and retained by the Company will be paid to the relevant Participant.

10.        Restricted Stock Units.  The Committee may grant employees such number of Restricted Stock Units as it may determine in its sole discretion.

(a)        Terms and Conditions.  The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units. The Committee may, in its sole discretion, establish one or more conditions to the vesting of a Restricted Stock Unit including, without limitation, conditions the satisfaction of which are measured by Performance Criteria. All or any part of any outstanding Restricted Stock Unit granted to any Participant may be vested in full or paid upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

(b)        Settlement of Restricted Stock Units.  The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of an adjustment, pursuant to Section 12 hereof, the Committee, in its sole discretion, may

Proxy Statement 2006 - Cablevision

instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

(c)        Right to Receive Dividends on Restricted Stock Units.  Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

11.        Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards (including unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

12.        Certain Adjustments.

(a)        In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that an adjustment is determined by the Committee to be appropriate under the Plan (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 12(a), the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards.

(b)        Fractional Shares or Securities.  Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 12 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

13.        No Rights of a Stockholder.  A Participant shall not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any Shares subject to Options, Rights or Restricted Stock Units unless and until the Company shall have issued and delivered Shares to the Participant and said Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

Proxy Statement 2006 - Cablevision

14.        No Right to Continued Employment.  Nothing in the Plan or in any Award Agreement shall confer upon any Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

15.        Issuance of Shares and Consents.  If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Any stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the Restrictions upon such Restricted Shares. Simultaneously with delivery of any stock certificate for Restricted Shares, the Company may cause a stop transfer order with respect to such certificate to be placed with the transfer agent of the Shares.

16.        Withholding.  If the Company or an Affiliate shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds or Shares to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

17.        Right of Offset.  The Company shall have the right to offset against its obligation to deliver Shares, cash or other property under any Award any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

18.        Non-Transferability of Awards.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

19.        Administration and Amendment of the Plan.  The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in

Proxy Statement 2006 - Cablevision

respect of any adjustment made pursuant to Section 12(a) except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

20.        Effective Date.  The Plan shall become effective upon approval by the stockholders of the Company.

21.        Severability.  If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

22.        Plan Headings.  The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

23.        Non-Uniform Treatment.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

24.        Governing Law.  The Plan and any Award Agreements shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

25.        Successors and Assigns.  The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

26.        Duration.  This Plan shall remain in effect until May 18, 2016 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

Proxy Statement 2006 - Cablevision

EXHIBIT B

Cablevision Systems Corporation 2006 Cash Incentive Plan

1.        Purpose.  The purposes of the Cablevision Systems Corporation 2006 Cash Incentive Plan are (a) to advance the interest of the Company and its shareholders by providing a means to motivate the employees of the Company and its Affiliates, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; (b) to link the rewards of the employees of the Company and its Affiliates to the achievement of specific performance objectives and goals when so desired; (c) to assist the Company and its Affiliates in maintaining a competitive total compensation program that serves to attract and retain the most highly qualified individuals; and (d) to permit the grant and payment of awards that are deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code when so desired.

2.        Definitions.  When used in this Plan, unless the context otherwise requires:

(a)        “Affiliate” shall mean (i) any Entity controlling, controlled by, or under common control with the Company or any other Affiliate and (ii) any Entity in which the Company owns at least five percent of the outstanding equity interest of such Entity.

(b)        “Annual Incentive Award” shall mean an annual incentive award to be earned (and therefore payable) in respect of a Participant’s performance over one Plan Year, granted pursuant to Section 6.

(c)        “Award” shall mean a cash award which is granted or made under the Plan including an Annual Incentive Award and a Long-Term Incentive Award.

(d)        “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(e)         “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(f)        “Company” shall mean Cablevision Systems Corporation, a Delaware corporation.

(g)        “Covered Employee” shall mean any employee of the Company or its subsidiaries who, in the discretion of the Committee, is likely to be a “covered employee” under Section 162(m) of the Internal Revenue Code for the year in which an Award is payable and any employee of the Company or an Affiliate designated by the Committee as such, in its discretion, for purposes of an Award.

(h)        “Entity” shall mean any business, corporation, partnership, limited liability company or other entity.

(i)        “GAAP” shall mean accounting principles generally accepted in the United States of America.

(j)        “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

Proxy Statement 2006 - Cablevision

(k)        “Long-Term Incentive Award” shall mean a long-term incentive award to be earned over a period extending beyond one Plan Year, granted pursuant to Section 5.

(l)        “Participant” shall mean an employee of the Company or an Affiliate who is granted an Award by the Committee under the Plan.

(m)        “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met in connection with the vesting, exercise and/or payment of an Award under the Plan as specified by the Committee. To the extent that an Award is intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code, the Performance Criteria with respect to such Award shall be related to measures of one or more of the criteria listed below. Such criteria may be determined by reference to the performance of the Company, an Affiliate or a business unit, product or service thereof or any combination of the foregoing. Such criteria may also be measured on a per customer, subscriber, homes passed, basic or diluted share basis or any combination of the foregoing and may reflect absolute performance, incremental performance or comparative performance to other companies (or their products or services) determined on a gross, net, GAAP or non-GAAP basis, with respect to one or more of the following: (i) net or operating income or other measures of profit; (ii) measures of revenue; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) cash flow, free cash flow, adjusted operating cash flow and similar measures; (v) return on equity, investment, assets or capital; (vi) gross or operating margins or savings; (vii) performance relative to budget, forecast or market expectations; (viii) market share or penetration, subscriber or customer acquisition or retention, ratings, viewership, facilities utilization or attendance; (ix) sports team performance; (x) operating metrics relating to sales, installations or customer service or satisfaction; (xi) capital spending management, network upgrades or product or service deployments; (xii) a specified increase in the fair market value of the Company’s common stock; (xiii) a specified increase in the private market value of the Company; (xiv) the price of the Company’s common stock; (xvi) earnings per share; and/or (xv) total shareholder return.

(n)        “Permitted Transferees” shall have the meaning set forth in Paragraph 9 hereof.

(o)        “Plan” shall mean the Cablevision Systems Corporation 2006 Cash Incentive Plan, as it may be amended from time to time.

(p)        “Plan Year” shall mean the Company’s fiscal year.

3.        Administration.

(a)        The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “outside directors” to the extent required by Section 162(m) of the Internal Revenue Code; provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). The Committee may also delegate to any person who is not a

Proxy Statement 2006 - Cablevision

member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee shall consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Internal Revenue Code.

(b)        The Committee shall have full authority, subject to the terms of the Plan (including Section 10), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, grant terms and grant notices, and all Awards and Award certificates, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, including, but not limited to, conditioning the payout or other term or condition of an Award on the achievement of Performance Criteria, if so desired, (h) amend any outstanding Award in any respect including, without limitation, to (1) accelerate the time or times at which an Award is paid or (2) waive or amend any goals, restrictions, conditions or Performance Criteria (subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable to the Award) applicable to such Award, or impose new goals or restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be paid, canceled, forfeited or suspended or (2) amounts payable with respect to an Award may be deferred either automatically or at the election of the participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(c)        No member of the Board of Directors or the Committee or any employee of the Company or any of its Affiliates (each such person a “Affected Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Affected Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Affected Person in connection with or resulting from any action, suit or proceeding to which such Affected Person may be a party or in which such Affected Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Affected Person, with the Company’s approval, in settlement thereof, or paid by such Affected Person in satisfaction of any judgment in any such action, suit or proceeding against such Affected Person; provided that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Affected Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Affected Person giving rise to the indemnification claim resulted

Proxy Statement 2006 - Cablevision

from such Affected Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Affected Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4.        Participants.  All employees of the Company or an Affiliate shall be eligible to receive Awards under the Plan. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5.        Long–Term Incentive Awards.

(a)        Terms and Conditions.  The amount, form, terms and conditions of each Long-Term Incentive Award shall be determined by the Committee in its sole discretion and may be set forth in an Award certificate. Such terms and conditions may include, without limitation, the date or dates and the conditions or circumstances upon which such Award shall be paid to the Participant, forfeited or otherwise modified. The Committee may, in its sole discretion, establish one or more conditions to the entitlement of a Long-Term Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria.

(b)        Duration of Awards.  The duration of any Long-Term Incentive Award granted under this Plan shall be for a period fixed by the Committee but shall in no event be more than ten years.

(c)        Dollar Limitation.  At the time a Long-Term Incentive Award is granted, the Committee shall determine whether it is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code. In no event shall any Covered Employee be granted, in any one Plan Year, Long-Term Incentive Awards intended to satisfy such requirements that provide for the maximum payment of an aggregate amount exceeding $10 million.

(d)        Committee Certification.  If the Company establishes conditions to the entitlement of a Long-Term Incentive Award relating to the achievement of Performance Criteria pursuant to Section 5(a), the Committee shall determine (in a writing consistent with the requirements of Section 162(m) of the Internal Revenue Code with respect to any Covered Employee) whether the Performance Criteria have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Long-Term Incentive Award. No such Long-Term Incentive Award will be paid until such certification is made by the Committee.

(e)        Payment of Long-Term Incentive Awards.  Long-Term Incentive Awards shall be payable as soon as practicable following the certification by the Committee described in Section 5(d). All or any part of any outstanding Long-Term Incentive Awards granted to any Participant shall be payable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.        Annual Incentive Awards.

(a)        Terms and Conditions.  The amount, form, terms and conditions of each Annual Incentive Award shall be determined by the Committee in its sole discretion and may be set forth

Proxy Statement 2006 - Cablevision

in an Award certificate. Such terms and conditions may include, without limitation, the date or dates and the conditions upon which such Award shall be paid to the Participant or forfeited. The Committee may, in its sole discretion, establish one or more conditions to the entitlement of an Annual Incentive Award including, without limitation, conditions the satisfaction of which are measured by the achievement of Performance Criteria.

(b)        Dollar Limitation.  At the time an Annual Incentive Award is granted, the Committee shall determine whether it is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code. In no event shall any Covered Employee be granted, in respect of performance in any one Plan Year, Annual Incentive Awards intended to satisfy such requirements in a maximum amount exceeding in the aggregate $10 million.

(c)        Committee Certification.  If the Company establishes conditions to the entitlement of an Annual Incentive Award relating to the achievement of Performance Criteria pursuant to Section 6(a), the Committee shall determine (in a writing consistent with the requirements of Section 162(m) of the Internal Revenue Code with respect to any Covered Employee) whether the Performance Criteria have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Annual Incentive Award. No Annual Incentive Award will be paid until such certification is made by the Committee.

(d)        Payment of Annual Incentive Awards.  Annual Incentive Awards shall be payable as soon as practicable following the certification by the Committee described in Section 6(c). All or any part of any outstanding Annual Incentive Awards granted to any Participant shall be payable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

7.        No Right to Continued Employment.  Nothing in the Plan or in any Award certificate shall confer upon any Participant the right to continued employment by the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate such employment.

8.        Withholding.  If the Company or an Affiliate shall be required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations in respect of the payment of an Award to the Participant, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any cash payments made to the Participant. In any event, the Participant shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property due to the Participant.

9.        Non-Transferability of Awards.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

Proxy Statement 2006 - Cablevision

10.        Administration and Amendment of the Plan.  The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan, as permitted by applicable law, except that it may not amend or revise, in any manner unfavorable to a recipient (other than if immaterial), any Long-Term Incentive Award, without the consent of the recipient of that Long-Term Incentive Award.

11.        Right of Offset.  The Company shall have the right to offset against its obligation to deliver amounts under any Award any outstanding amounts of whatever nature that the Participant then owes to the Company or any of its Affiliates.

12.        Effective Date.  The Plan shall become effective upon approval by the stockholders of the Company.

13.        Severability.  If any of the provisions of this Plan is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

14.        Plan Headings.  The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

15.        Non-Uniform Treatment.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award certificates, as to the persons who receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

16.        Governing Law.  All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

17.        Successors and Assigns.  The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

18.        Final Issuance Date.  No Awards shall be made under this Plan after May 18, 2011.

Proxy Statement 2006 - Cablevision

EXHIBIT C

Cablevision Systems Corporation 2006 Stock Plan For Non-Employee Directors

1.        Purpose.  The purposes of the Cablevision Systems Corporation 2006 Stock Plan for Non-Employee Directors are to attract and retain individuals who are not employees of the Company as members of the Board of Directors, by encouraging them to acquire a proprietary interest in the Company which is parallel to that of the stockholders of the Company.

2.        Definitions.  The following terms shall have the respective meanings assigned to them as used herein:

(a)        “Award” shall mean an Option, Restricted Stock Unit and other stock-based award granted under the Plan.

(b)        “Award Agreement” shall mean an agreement which may be entered into by a Participant and the Company, setting forth the terms and provisions applicable to Awards granted to such Participant.

(c)        “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(d)        “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(e)        “Company” shall mean Cablevision Systems Corporation, a Delaware corporation.

(f)        “Consent” shall mean (i) any listing, registration or qualification requirement in respect of an Award or Share with respect to any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Participant with respect to the disposition of Shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification requirement or to obtain an exemption therefrom, (iii) any and all other consents, clearances and approvals in respect of an action under the Plan by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (A) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (B) the Company’s imposing sales and transfer procedures and restrictions on Shares delivered under the Plan and (v) any and all other consents or authorizations required to comply with, or required to be obtained under law.

(g)        “Fair Market Value” on a specified date shall mean the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

Proxy Statement 2006 - Cablevision

(h)        “GAAP” shall mean accounting principles generally accepted in the United States of America.

(i)        “Non-Employee Director” shall mean a member of the Board of Directors who is not a current employee of the Company or its subsidiaries.

(j)        “Option” shall mean an option granted pursuant to Section 6.1 of the Plan.

(k)        “Participant” shall mean a Non-Employee Director who has been granted an Award under the Plan.

(l)        “Plan” shall mean the Cablevision Systems Corporation 2006 Stock Plan for Non-Employee Directors, as amended from time to time.

(m)        “Restricted Stock Unit” shall mean a restricted stock unit granted pursuant to Section 6.2 of the Plan, each such unit representing an unfunded and unsecured promise to deliver a Share (or cash or other property equal in value to the Share).

(n)        “Share” shall mean a share of Cablevision NY Group Class A Common Stock, par value $0.01 per share.

3.           Plan Administration.

3.1.        Committee.  The Plan shall be administered by the Committee, which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that the failure of the Committee to be so comprised shall not cause any Award to be invalid. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee (which hereinafter shall also be referred to as the Committee). It is expected and permitted that members of the Committee shall be Participants.

3.2.        Authority.  The Committee shall have full authority, subject to the terms of the Plan (including Section 12), to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and all Awards and Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan, (g) grant Awards and determine who shall receive Awards and the terms and conditions of such Awards, (h) amend any outstanding Award in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested or unrestricted or may be exercised or at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award) or (2) waive or amend any restrictions or conditions applicable to such Award, or impose new restrictions or conditions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other

Proxy Statement 2006 - Cablevision

securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended or (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee. The enumeration of the foregoing powers is not intended and should not be construed to limit in any way the authority of the Committee under the Plan which is intended, to the fullest extent permitted by law, to be plenary. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.3.        Liability.  No member of the Board of Directors or the Committee or any employee of the Company or any of its affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

4.           Eligibility.  All Non-Employee Directors are eligible for the grant of Awards.

5.           Shares Subject to the Plan.

5.1.        Number.  The aggregate number of Shares that may be subject to Awards granted under this Plan shall not exceed 1,000,000, which may be either treasury Shares or authorized but unissued Shares. To the extent that (i) an Award shall be paid, settled or exchanged or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares or (ii) any Shares under an Award are not issued because of payment or withholding obligations, then the Committee may also grant Awards with respect to such Shares. Awards payable only in cash or property other than Shares shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan and Shares relating to any other Awards that are settled in cash or property other than Shares, when settled, shall be added back to the aggregate remaining number of Shares with respect to which Awards may be made under the Plan. The maximum number of Shares that may be issued under

Proxy Statement 2006 - Cablevision

the Plan shall be adjusted by the Committee as appropriate to account for the adjustments provided for in Section 5.2 hereof. Any Shares with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not count against the Shares available to be delivered pursuant to Awards under this Plan.

5.2.        Adjustment in Capitalization.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that an adjustment is determined by the Committee to be appropriate under the Plan (each such event, an “Adjustment Event”), then the Committee shall, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of Shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award). In determining adjustments to be made under this Section 5.2, the Committee may take into account such factors as it determines to be appropriate, including without limitation (i) the provisions of applicable law and (ii) the potential tax or accounting consequences of an adjustment (or not making an adjustment) and, in light of such factors or others, may make adjustments that are not uniform or proportionate among outstanding Awards. Any fractional shares or securities payable upon the exercise of an Award as a result of an adjustment pursuant to this Section 5.2 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, on such bases as the Committee may determine in its sole discretion.

6.           Terms and Conditions of Awards.

6.1.        Options.

6.1.1.    Terms and Conditions.  The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, provisions relating to the vesting and exercisability of such Options as well as the conditions or circumstances upon which such Options may be accelerated, extended, forfeited or otherwise modified; provided, however, that unless the Award Agreement states otherwise, all Options granted under the Plan shall be fully vested and exercisable on the date of grant. All or any part of any unexercised Options granted to any Participant, to the extent not otherwise exercisable, may be made exercisable upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

6.1.2.    Exercise Price.  The exercise price per Share of the Shares to be purchased pursuant to each Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Share on the date on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Award Agreement relating to each Option or Section 5.2 hereof.

6.1.3.    Duration of Options.  The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten (10) years. Notwithstanding the foregoing, an Award Agreement may provide that, in the

Proxy Statement 2006 - Cablevision

event the Participant dies while the Option is outstanding, the Option will remain outstanding until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten (10) years from the date the Option was granted.

6.1.4.    Written Notice for Exercise.  An Option shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect.

6.1.5.    Payment.  Unless the Company chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6.1.6 hereof, the Participant shall be required to deliver to the Company, within five (5) days of the delivery of the notice described above, either cash, a check payable to the order of the Company, Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company and the Participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option. Except to the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6 hereof, within a reasonable time after exercise of an Option the Company shall either issue to the Participant a certificate representing the Shares purchased pursuant to the exercise of the Option or credit the number of such Shares to a book-entry account. To the extent the Committee chooses to settle any Option in cash pursuant to Section 6.1.6, within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a payment for the amount payable pursuant to the exercise of the Option.

6.1.6.    Settlement of an Option.  When an Option is exercised pursuant to Section 6.1.4 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Shares pursuant to the terms of the Option, to settle the Option by paying the Participant an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Participant in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

6.2.        Restricted Stock Units.

6.2.1.    Terms and Conditions.  The form, terms and conditions of each Restricted Stock Unit shall be determined by the Committee and shall be set forth in an Award Agreement. Such terms and conditions may include, without limitation, the conditions or circumstances upon which such Restricted Stock Unit will be paid, forfeited or otherwise modified, and the date or dates upon which any Shares, cash or other property shall be delivered to the Participant in respect of the Restricted Stock Units; provided, however, that unless the Award Agreement states otherwise, all Restricted Stock Units granted under the Plan shall be fully vested on the date of grant and shall be payable on such date as determined by the Committee. All or any part of any Restricted Stock Units granted to any Participant, to the extent not otherwise paid, may be paid to the Participant upon the occurrence of such special circumstances or events as determined in the sole discretion of the Committee.

Proxy Statement 2006 - Cablevision

6.2.2.    Settlement of Restricted Stock Units.  The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Restricted Stock Unit, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a Participant is entitled to receive other stock, securities or other property as a result of adjustment, pursuant to Section 5.2 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee. Until the delivery of such Shares, cash, securities or other property, the rights of a Participant with respect to a Restricted Stock Unit shall be only those of a general unsecured creditor of the Company.

6.2.3.    Right to Receive Dividends on Restricted Stock Units.  Unless the Committee determines otherwise, during the period prior to payment of the Restricted Stock Unit, all ordinary cash dividends (as determined by the Committee in its sole discretion) that would have been paid upon any Share underlying a Restricted Stock Unit had such Shares been issued shall be paid only at the time and to the extent such Restricted Stock Unit is vested.

6.3.        Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards (including, without limitation, restricted Shares, unrestricted Shares and stock appreciation rights) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

7.        No Rights of a Stockholder.  A Participant shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to an Award unless and until such Shares have been issued and have been duly registered in the Participant’s name. Thereupon, such Participant shall have full voting, dividend and other ownership rights with respect to such Shares. The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

8.        Compliance with Rule 16b-3.  It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Act”). If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule’s requirements.

9.        Consents.  If the Committee shall at any time determine that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action, then such action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

Proxy Statement 2006 - Cablevision

10.        Withholding.  If the Company shall be required to withhold any amounts by reason of a federal, state or local tax laws, rules or regulations in respect of any Award, the Company shall be entitled to deduct or withhold such amounts from any payments (including, without limitation Shares which would otherwise be issued to the Participant pursuant to the Award; provided that, to the extent desired for GAAP purposes, such withholding shall not exceed the statutory minimum amount required to be withheld) to be made to the Participant. In any event, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds or Shares to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company out of any funds or property due to the Participant.

11.        Non-Transferability of Awards.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of members of the Participant’s immediate family (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or by the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, the Permitted Transferees.

12.        Administration and Amendment of Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan or any Award Agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a Participant (other than if immaterial), without the consent of the Participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded. Consent of the Participant shall not be required solely pursuant to the previous sentence in respect of any adjustment made pursuant to Section 5.2 except to the extent the terms of an Award Agreement expressly refer to an Adjustment Event, in which case such terms shall not be amended in a manner unfavorable to a Participant (other than if immaterial) without such Participant’s consent.

13.        Effective Date.  The Plan shall become effective upon approval by the stockholders of the Company.

14.        Severability.  If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

15.        Plan Headings.  The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

16.        Non-Uniform Treatment.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Participants (whether or not such Participants are

Proxy Statement 2006 - Cablevision

similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements, as to the terms and provisions of Awards under the Plan.

17.        Governing Law.  The Plan and any Award Agreements shall be governed by, and construed in accordance with, the laws of the state of Delaware, without reference to principles of conflicts of laws.

18.        Successors and Assigns.  The terms of the Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

19.        Duration.  This Plan shall remain in effect until May 18, 2016 unless sooner terminated by the Committee or the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

CLASS A PROXY

CABLEVISION SYSTEMS CORPORATION

Solicited by The Board of Directors

Annual Meeting of Stockholders, May 18, 2006

The undersigned hereby appoints HANK J. RATNER, JONATHAN D. SCHWARTZ and VICTORIA D. SALHUS and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Thursday, May 18, 2006, at 10:00 a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the nominees for directors listed in Proposal (1), FOR approval of Proposal (2), FOR approval of Proposal (3), FOR approval of Proposal (4) and FOR approval of Proposal (5) below, all as more fully described in the accompanying Proxy Statement.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

					FOR	AGAINST	ABSTAIN
1.	Election of the following nominees as Class A Directors: Nominees: (01) Charles D. Ferris (02) Richard H. Hochman (03) Victor Oristano (04) Vincent Tese (05) Thomas V. Reifenheiser (06) John R. Ryan	FOR all nominees listed to the left ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left (except as marked to the contrary) ☐	2. Proposal to ratify and approve the appointment of KPMG LLP, as independent registered public accounting firm of the Company for fiscal year 2006.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				3. Proposal to authorize and approve the Cablevision Systems Corporation 2006 Employee Stock Plan.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				4. Proposal to authorize and approve the Cablevision Systems Corporation 2006 Cash Incentive Plan.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
(INSTRUCTION: To withhold authority for any individual nominees, write that nominee’s name on the space provided below.)				5. Proposal to authorize and approve the Cablevision Systems Corporation 2006 Stock Plan for Non-Employee Directors.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

Signature	Signature	Date

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cvc Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

CLASS B PROXY

CABLEVISION SYSTEMS CORPORATION

Solicited by The Board of Directors

Annual Meeting of Stockholders, May 18, 2006

The undersigned hereby appoints HANK J. RATNER, JONATHAN D. SCHWARTZ and VICTORIA D. SALHUS and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Thursday, May 18, 2006, at 10:00 a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

(Continued and to be signed on reverse side.)

Please mark your votes as indicated in this example	☒

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the nominees for directors listed in Proposal (1), FOR approval of Proposal (2), FOR approval of Proposal (3), FOR approval of Proposal (4) and FOR approval of Proposal (5) below, all as more fully described in the accompanying Proxy Statement.

1.	Election of the following nominees as Class B Directors: Rand V. Araskog, Frank J. Biondi, Charles F. Dolan, James L. Dolan, Marianne Dolan Weber, Patrick F. Dolan, Brian G. Sweeney and Leonard Tow	FOR all nominees listed to the left	WITHHOLD AUTHORITY to vote for all nominees listed to the left (except as marked to the contrary)	2.	Proposal to ratify and approve the appointment of KPMG LLP, as independent registered public accounting firm of the Company for fiscal year 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
				3.	Proposal to authorize and approve the Cablevision Systems Corporation 2006 Employee Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(INSTRUCTION: To withhold authority for any individual nominees, write that nominee’s name on the space provided below.)	☐	☐	4.	Proposal to authorize and approve the Cablevision Systems Corporation 2006 Cash Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

				5.	Proposal to authorize and approve the Cablevision Systems Corporation 2006 Stock Plan for Non-Employee Directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

Signature	Date __________, 2006.

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.